UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-
6(e)(2))

☑ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under Sec. 240.14a-12

READING INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑ No fee required

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

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(2) Aggregate number of securities to which transaction applies:  __________

(3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):  __________

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(5) Total fee paid:  __________

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2)
and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:  __________

(2) Form, Schedule or Registration Statement No.:  __________

(3) Filing Party:  __________

(4) Date Filed:  __________

READING INTERNATIONAL, INC.
189 Second Avenue, Suite 2S
New York, New York 10003

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD by live interactive webcast ON thursday, DECEMBER 15, 2022

TO OUR STOCKHOLDERS:

I would like to invite you to participate in our 2022 Annual Meeting of Stockholders (our “Annual Meeting”) of Reading International, Inc., a Nevada corporation, to be held in a virtual format via live streaming webcast, on Thursday, December 15, 2022, commencing at 2:00 p.m., Eastern Time.  We have held our last two annual meetings virtually, responding to the various concerns raised by the COVID pandemic.  These virtual meetings have been well received, and have proven to be both more convenient and less costly than in-person meetings.  Accordingly, we will continue to use this virtual format for our upcoming 2022 Annual Meeting.  Consequently, there is no physical site for our meeting this year and you are invited to participate in the meeting over the Internet from your home, office or other remote location of your choosing.

Just as we have had a check-in process for our physical meetings to preserve the integrity of our meeting and our voting process and, consistent with last years’ meeting, we have established a registration process for this virtual meeting.  The Company’s stock transfer agent, Computershare, Inc. (“Computershare”), is hosting our Annual Meeting and will pre-register all stockholders that held Class B Voting Common Stock (“Class B Stock”) shares with Computershare on October 26, 2022.  Any stockholder that did not hold Class B Stock shares at Computershare on October 26, 2022, will need to register with us in advance in order to participate in our Annual Meeting, by the registration deadline of 5:00 p.m., Eastern Time, on Friday, December 9, 2022 (“Registration Deadline”). See instructions under section – How Do I Register to Participate in the Virtual Annual Meeting.  Even if you have participated in virtual annual meetings before, we urge you not to wait until the last moment to register in case you encounter any difficulties with the registration process.  This process is explained in greater detail in the accompanying Proxy Statement.

Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to our meeting live on the Internet and permit you to vote and to communicate with our meeting using your control number and link found in your access email.  Please note that, as in prior years, we are still soliciting your proxy and that, whether or not you choose to participate in our Annual Meeting, you may still vote by proxy in the same manner that you have in prior years.  However, you can now also vote live on the Internet using your control number through the meeting website if you are the record holder of your shares or, if you are the beneficial owner, have received a valid proxy from the record holder of such shares.

The purpose of our Annual Meeting is for our stockholders to consider and vote upon the following matters:

1.	To elect five (5) Directors to serve until our Company’s 2023 Annual Meeting of Stockholders or until their successors are duly elected and qualified;
2.	To ratify the appointment of Grant Thornton LLP as our Company’s Independent Registered Public Accounting Firm for the fiscal year ended December 31, 2022.
3.	To approve, on a non-binding, advisory basis, the executive compensation of our named executive officers; and
4.	To transact such other business as may properly come before our Annual Meeting and any adjournment or postponement thereof.

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While all of our stockholders are invited to attend, only holders of record of our Class B Stock at the close of business on Wednesday, October 26, 2022, are entitled to vote at our Annual Meeting or any adjournment or postponement thereof.

It is important that your Class B Stock be represented and voted, regardless of the size of your holdings.  Accordingly, whether or not you plan to participate in our Annual Meeting, we encourage you nevertheless to take the time to register to participate in our Annual Meeting and to make use of the proxy voting options discussed in the Proxy Statement accompanying this Notice with respect to your Class B Stock.

If you are the record holder of your Class B Stock, the materials accompanying this Notice will include a proxy card.  You are encouraged to vote by following the Internet or telephone voting instructions provided on the enclosed proxy card or by completing and mailing the proxy card as promptly as possible, whether or not you intend to participate in our Annual Meeting.  Your proxy is revocable at any time before it is voted at the Annual Meeting and will not affect your right to vote electronically at our Annual Meeting during the time the polls are open, if you  register and log-in to participate in our Annual Meeting.

If you are not the record holder of your Class B Stock, you should receive from the record holder of your Class B Stock a voting instruction form (a “VIF”).  You may vote by following the instructions on your VIF without participating in our Annual Meeting.  However, if you want to participate in and vote at our Annual Meeting, you will need to obtain a valid proxy from the record holder of such shares.  The procedures involved are described in the accompanying Proxy Statement.  If you obtain a valid proxy and register and log-in to participate in our Annual Meeting, then your vote through your VIF will not affect your right to vote electronically at our Annual Meeting during the time the polls are open.

Thank you for your continued and on-going support of our Company.  Please register to participate in our Annual Meeting.

By Order of the Board of Directors,

________________________

Margaret Cotter
Chair of the Board

This Proxy Statement, a form of proxy and the Annual Report are first being distributed or otherwise furnished to stockholders on or about November 4, 2022.

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READING INTERNATIONAL, INC.
189 Second Avenue, Suite 2S, New York, New York 10003

PROXY STATEMENT

Virtual Annual Meeting of Stockholders
2:00 p.m., EASTERN Time: THURSDAY, December 15, 2022

Registration Deadline for Participation in Our Virtual Annual Meeting

5:00 p.m., Eastern Time: Friday, December 9,  2022

INTRODUCTION

This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation by the Board of Directors of Reading International, Inc. (the “Company,” “Reading,” “we,” “us,” or “our”) of proxies for use at our 2022 Annual Meeting to be held in a virtual format via the Internet on Thursday, December 15, 2022, commencing at 2:00 p.m., Eastern Time, or at any adjournment or postponement thereof.

As of October 26, 2022, the record date for our Annual Meeting (the “Record Date”), there were 1,680,590 shares of our Class B Voting Common Stock (“Class B Stock”) outstanding, held by 185 stockholders of record.

When proxies are properly executed and received, the shares represented thereby will be voted at our Annual Meeting in accordance with the directions noted thereon.

Our Proxy Statement and Annual Report are both available free of charge at https://investor.readingrdi.com and at www.envisionreports.com/RDI.

Our Annual Meeting will be hosted on www.meetnow.global/MDGHUGH (“Annual Meeting Website”).

ABOUT our virtual ANNUAL MEETING AND VOTING

How do I register to Participate in the Virtual Annual Meeting?

Our Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast on our Annual Meeting Website.   You are entitled to participate in our Annual Meeting only if you were a registered Class B Stock stockholder (i.e., you hold your shares through our transfer agent, Computershare, Inc.)  of our Company as of the close of business on the Record Date, October 26, 2022,  or if you are the beneficial owner of shares and your shares are held in the name of an intermediary, such as a bank, broker, trust, agent or other nominee (a “Nominee”), you have received a valid proxy from that Nominee to vote such shares at our Annual Meeting.   Only the holders of Class B Stock or of proxies to vote Class B Stock, may vote at, make nominations at or bring matters before our Annual Meeting.

If you were a registered stockholder of Class B Stock on the Record Date, you do not need to register to participate in our Annual Meeting as you will be automatically pre-registered by Computershare, Inc.  Please visit our Annual Meeting Website and follow the instructions on the accompanying proxy card if you are a holder of Class B Stock.

If you were a beneficial owner, and your shares are held in the name of a Nominee, you should receive from your Nominee a voting instruction form (also known as a “VIF”), if you are the record owner of Class B Stock.  Please follow the instructions on your VIF.

If you are a beneficial owner of Class B Stock and your shares are held in the name of a Nominee, you must register in advance to participate in our Annual Meeting.  To register you must submit proof of your proxy power (a  valid proxy), reflecting your stock holdings along with your name and email address to Computershare directly.  Requests for registration must be labeled as  a “Legal Proxy” and must be received no later than 5:00 p.m., Eastern Time, on Friday, December 9, 2022. Filling in and returning the VIF will not by itself register you to attend our Annual Meeting.  Even if you fill in and return the VIF, you will still need to separately register.  Beneficial owners of Class B Stock holding valid proxies will have the same rights to participate in, nominate directors, and bring matters before and vote at our Annual Meeting as stockholders of record, but only to the extent that such valid proxy specifically grants such rights.  For convenience, when we make reference to “Stockholders” in these materials, we mean both Class B Stock stockholders of record as of the Record Date, and holders of duly labeled “Legal Proxies” (to the extent rights to participate in, nominate directors, and bring matters before and vote at our Annual Meeting have been granted to such holder by such valid proxy).  Your Nominee should have available for your use a form of “Legal Proxy.”

You will receive a confirmation of your registration by email after Computershare receives your proxy registration materials.  Please visit our Annual Meeting Website and follow the instructions on the proxy card or your VIF to access our Annual Meeting on the Internet.

Requests for registration should be directed to us at the following:

By E-mail:

Forward the email from your broker, or attach an image of your valid Legal Proxy, to legalproxy@computershare.com.

By mail:

Computershare, Inc.

Reading International, Inc. Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

What if I have trouble accessing the Annual Meeting virtually?

The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Note: Internet Explorer is not a supported browser.

Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the Annual Meeting.

We encourage you to access the meeting prior to the start time to allow time to resolve any technical issues that you might experience with logging in or participating in our Annual Meeting arise.   Live technical support will be available if you have any problems accessing our Annual Meeting Website.  For further assistance should you need it you may call 1-888-724-2416.

What items of business will be voted on at our Annual Meeting?

There are three items of business scheduled to be considered for a vote at our Annual Meeting:

•	PROPOSAL 1: Election of five (5) Directors to our Board (the “Election of Directors”);
•

PROPOSAL 2:  Ratification of the appointment of Grant Thornton LLP as the Company’s registered independent public accounting firm for the year ended December 31, 2022 (the “Independent Auditor Ratification Proposal”); and

•	PROPOSAL 3: Approval, on a non-binding, advisory basis, of the executive compensation of our named executive officers (the “Advisory Vote on Executive Officer Compensation Proposal”).

We will also consider any other business that may properly come before our Annual Meeting or any adjournments or postponements thereof.

How does our Board recommend that I vote?

Our Board recommends that you vote:

•	On PROPOSAL 1: “FOR” the election of each of our nominees to our Board;
•	On PROPOSAL 2: “FOR” the Independent Auditor Ratification Proposal; and
•	On PROPOSAL 3: “FOR” the Advisory Vote on Executive Officer Compensation Proposal.

What happens if additional matters are presented at our Annual Meeting?

Other than the items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at our Annual Meeting.  If you grant a proxy, the persons named as proxies will have the discretion to vote your shares on any additional matters properly presented for a vote at our Annual Meeting, unless you indicate to the contrary on such proxy.

How will the meeting be conducted and how do I participate?

As a corporation organized under the laws of the State of Nevada, our Company is subject to the Nevada corporation laws codified in Chapter 78 of the Nevada Revised Statutes (2021) (the “Nevada Corporation Law”).  The Nevada Corporation Law provides for the conduct of virtual meetings, and your remote participation at such a meeting via the procedures described in these materials is considered to be “participation” at that meeting for purposes of establishing a quorum, for voting and for all other purposes.  The Nevada Corporation Law also requires that we verify the identity of each person participating through such means, and provide stockholders a reasonable opportunity to participate in the meeting, to vote on matters submitted to the stockholders, including an opportunity to communicate, and to read or hear the proceedings of the meeting in a substantially concurrent manner with such proceedings.  In order to satisfy these requirements, we have adopted certain registration requirements and communication provisions as further described in these materials.

As an initial step, in order to participate in our Annual Meeting, you will need to register in advance of the meeting if you did not hold your shares of record at October 26, 2022, and were therefore not automatically pre-registered by Computershare.  If your shares are held in the name of a Nominee, please make sure to follow the instructions in the section above – How do I Register to Participate in the Virtual Annual Meeting - in order to register for our Annual Meeting.  We have adopted this registration procedure in order to assure the integrity of our Annual Meeting and the voting that takes place at that meeting and to comply with the Nevada Corporation Law.    All registered participants will be able to participate in our Annual Meeting webcast, ask a question and, if they are the record holders of Class B Stock (or of valid proxies to vote Class B Stock) to vote online.

In accordance with our Bylaws, Margaret Cotter, as the Chair of the Board, will be the Presiding Officer of our Annual Meeting.  S. Craig Tompkins has been designated by the Board to serve as Secretary for our Annual Meeting.

Ms. Margaret Cotter, Ms. Ellen Cotter, our President and Chief Executive Officer, and other members of management may address participants following our Annual Meeting.  Stockholders desiring to pose questions to our management are encouraged to send their questions to us, care of the Secretary of our Annual Meeting, in advance of our Annual Meeting, so as to assist our management in preparing appropriate responses and to facilitate compliance with applicable securities laws. Questions may be submitted to us in advance via email at 2022AnnualMeeting@ReadingRDI.com or during the course of our Annual Meeting using the log-in and meeting text procedure.

The Presiding Officer has broad authority to conduct our Annual Meeting in an orderly and timely manner.  This authority includes establishing rules for stockholders who wish to address the meeting or bring matters before the Annual Meeting, which rules will be posted to our Annual Meeting Website.  These rules reflect the fact that there will be no physical meeting, and that stockholder communications during the meeting will need to be by text rather than orally.  The Presiding Officer may exercise broad discretion in responding to such texts and in communicating such texts with other participants at the meeting.  In light of the need to conclude our Annual Meeting within a reasonable period of time, there can be no assurance that every Stockholder who wishes to communicate with us during the meeting will be able to do so or that every question will be answered.  The Presiding Officer has authority, in her discretion, to recess or adjourn our Annual Meeting at any time.  Only Stockholders are entitled to participate in and address our Annual Meeting.  Any questions or disputes as to who may or may not participate in and address our Annual Meeting will be determined by the Presiding Officer.

Only such business as shall have been properly brought before our Annual Meeting shall be conducted.  Pursuant to our governing documents and applicable Nevada law, in order to be properly brought before the Annual Meeting, such business must be brought, (i) by or at the direction of the Chair, or our Board, or (ii) by a Stockholder.

Whether or not you have previous experience registering to participate in virtual annual meetings, we encourage you to register as soon as possible, so as to allow time to take corrective action prior to the Registration Deadline in the event any issues should arise as to your registration.  Also, if you are not the record holder of your Class B Stock, then you will need to obtain a valid proxy from the record holder of such Class B Stock in order to vote such shares electronically at our Annual Meeting, to nominate candidates to run for director and/or to bring non-agenda matters before the meeting.  Beneficial owners will be permitted to participate in the meeting but as noted above, in order to vote any Class B Stock that they may beneficially own, they will need to obtain from the record holder a valid proxy to vote such shares.

If you register to participate in our Annual Meeting, you will be provided with a control number and a unique link that will allow you to log-in to our Annual Meeting and to receive streaming audio and video of the meeting.  Upon completing your registration, you will receive further instructions via email.  Please be sure to follow the instructions found on your proxy card or VIF and the subsequent instructions that will be delivered to your email approximately one (1) hour prior to the start of our Annual Meeting.  Stockholders will be able to log into the meeting approximately 15 minutes prior to the start of the meeting.  This log-in process will likely not be instantaneous, so please allow a reasonable amount of time to log-in prior to the scheduled 2:00 p.m. Eastern Time commencement time for our Annual Meeting.

Once logged-in, you will be able to text questions or other communication to the Secretary of the Meeting (the “Meeting Text Function”).  Any Class B Stockholder wishing to nominate a candidate for election to our Board, in addition to the candidates nominated by our Board, to comment on a matter before the meeting, or to bring a new matter before the meeting may do so using this Meeting Text Function.  Note, the nomination of an individual to stand for election as a director will require (i) a second (which may also be provided by using the Meeting Text Function  by any other Class B Stock Stockholder registered to participate in the meeting) and, (ii) prior to the stockholder vote, receipt by the Secretary of the Meeting of the signed consent of such nominee to stand for election and an undertaking by such nominee to serve as a director if so elected.  As customary with our physical annual meetings, no recording of the meeting will be permitted.  By registering for and participating in our Annual Meeting you are agreeing not to make any such recording.

Am I eligible to vote?

You may vote your shares of Class B Stock at our Annual Meeting if you were a holder of record of Class B Stock on the Record Date.  If, on the Record Date, your shares were held not in your name, but rather in an account at a Nominee, then you are the “beneficial owner,” and you have the right to direct your Nominee regarding how to vote the shares in your account.  As a beneficial owner, you are invited to participate in our Annual Meeting.  However, if you are not a stockholder of record, you may not participate in,  vote your shares, nominate candidates to run for director and/or bring non-agenda matters before our Annual Meeting, unless you obtain a valid proxy from your Nominee.

What should I do if I receive more than one copy of the proxy materials?

You may receive more than one copy of the proxy materials and/or multiple proxy cards (or VIFs).  For example, if you hold your shares in more than one brokerage account, you may receive a separate set of proxy materials or a separate VIF for each brokerage account in which you hold shares.  If you are a stockholder of record and your shares are registered in more than one name, you may receive a separate copy of the proxy materials or a separate proxy card under each name under which your shares are so registered.

To vote all of your shares of Class B Stock by proxy card, you must either (i) complete, date, sign and return each proxy card (and/or VIF) that you receive or (ii) vote over the Internet or by telephone the shares represented by each proxy card (and/or VIF) that you receive.  Alternatively, if you are a record owner or hold a valid proxy to vote such shares, you can vote your shares yourself, in whole or in part, electronically at our Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many stockholders hold their shares through a broker, bank, trustee, agent or other nominee rather than directly in their own name.  As summarized below, there are some differences in how stockholders of record and beneficial owners are treated.

Stockholders of Record.  If your shares of Class B Stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares and the proxy materials are being sent directly to you.  As the stockholder of record of Class B Stock, you have the right to vote electronically at the meeting.  If you choose to do so, you can vote electronically by participating in our Annual Meeting and using the voting function (the “Meeting Voting Function”) of the unique link provided to you after you log-in to our Annual Meeting Website.  Even if you plan to participate in our Annual Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted, if you decide later not to participate in our Annual Meeting.  As a stockholder of record of Class B Stock, you are also entitled to nominate additional candidates for election to our Board and to bring before the meeting other matters proper for consideration by Stockholders at our Annual Meeting.

Beneficial Owner.  If you hold your shares of Class B Stock through a Nominee rather than directly in your own name, you are considered the beneficial owner of such shares, and the proxy materials are being forwarded to you by your Nominee, who is the stockholder of record with respect to those shares.  As the beneficial owner, while you are eligible to participate in our Annual Meeting, you must first obtain a valid proxy from your Nominee, giving you the right to vote the shares at the meeting.  Such proxy will also permit you to otherwise participate in our Annual Meeting. You will need to contact your Nominee to obtain a valid proxy in order to vote such shares using the Meeting Voting Function.  Unless provided with proxy authority, beneficial owners of Class B Stock are not entitled to nominate additional candidates for election to our Board or to bring before the meeting any other matters for consideration by Stockholders at our Annual Meeting.

How do I vote?

Proxies are solicited to give holders of record of our Class B Stock the opportunity to vote their shares, whether or not they participate in our Annual Meeting.  If you are a holder of record of shares of our Class B Stock as of the Record Date, you have the right to vote such shares at our Annual Meeting. Beneficial owners, who are not the record owners of Class B Stock, will need to obtain a valid proxy from the record holder of such shares.  Even if you plan to participate in our Annual Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you decide later not to or for any reason cannot participate in our Annual Meeting.  You can vote by using any of the following methods:

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By Internet — Holders of record of our Class B Stock may submit proxies over the Internet by following the instructions on the proxy card.  Beneficial owners of our Class B Stock who hold a valid  proxy may vote by Internet by following the instructions on the VIF sent to them by their Nominee.

•

By Telephone — Holders of record of our Class B Stock who live in the United States or Canada may submit proxies by telephone by calling the toll-free number on the proxy card and following the instructions.  Holders of record of our Class B Stock will need to have the control number that appears on their proxy card available when voting.  Beneficial owners of our Class B Stock living in the United States or Canada and who have received a VIF by mail from their Nominee and who hold a valid proxy may vote by phone by calling the number specified on the VIF.  Beneficial owners should check the VIF for telephone voting availability.

•

By Mail — Holders of record of our Class B Stock who have received a paper copy of a proxy card may submit proxies by completing, signing, and dating their proxy card and mailing it in the accompanying pre-addressed envelope.  Beneficial owners of our Class B Stock who have received a VIF from their Nominee may return the VIF by mail as set forth on the VIF.  Proxies submitted by mail must be received by the Inspector of Elections before the polls are closed for the Annual Meeting.

•

By participating and using the Meeting Voting Function — Holders of record of our Class B Stock (and beneficial owners of our Class B Stock who have obtained a valid proxy) who register and participate in our Annual Meeting may vote electronically by using our Meeting Voting Function.

Voting electronically at our Annual Meeting by registered holders or proxy holders will supersede any prior proxies or voting instructions.  Class B Stockholders are encouraged to vote their proxies by Internet, telephone or by completing, signing, dating and returning a proxy card or VIF as outlined above, but not by more than one method.  If you vote by more than one method, or vote multiple times using the same method, only the last-dated vote that is timely received by the Inspector of Elections will be counted, and any other vote will be disregarded.

What if my shares are held of record by an entity such as a corporation, limited liability company, general partnership, limited partnership or trust (an “Entity”), or in the name of more than one person, or I am voting in a representative or fiduciary capacity?

Shares held of record by an Entity.  In order to vote shares on behalf of an Entity, you may need to provide evidence (such as a sealed or certified resolution) of your authority to vote such shares, unless you are listed as a record holder of such shares.

Shares held of record by a trust.  The trustee of a trust is entitled to vote the shares held by the trust, either by proxy or by participating and voting electronically at our Annual Meeting.  If you are voting as a trustee, and are not identified as a record owner of the shares, then you may need to provide suitable evidence of your status as a trustee of the record trust owner.  If the record owner is a trust and there are multiple trustees, then if only one trustee votes, that trustee’s vote applies to all of the shares held of record by the trust.  If more than one trustee votes, the votes of the majority of the voting trustees apply to all of the shares held of record by the trust.  If more than one trustee votes and the votes are split evenly on any particular proposal, each trustee may vote proportionally the shares held of record by the trust.

Shares held of record in the name of more than one person.  If only one individual votes, that individual’s vote applies to all of the shares held of record.  If more than one person votes, the votes of the majority of the voting individuals apply to all of such shares.  If more than one individual votes and the votes are split evenly on any particular proposal, each individual may vote such shares proportionally.

Shares held by a representative or fiduciary.  A representative or fiduciary may only vote shares if they have been granted a valid proxy by the record holder of such shares.

How will my shares be voted if I do not give specific voting instructions?

If you are a Class B Stockholder and you:

•

Indicate when voting on the Internet or by telephone or, if applicable, by using the Meeting Voting Function, that you wish to vote as recommended by our Board of Directors, then your shares will be so voted; or

•	Sign and send in your proxy card and do not indicate how you want to vote, then the proxyholders will vote your shares in the manner recommended by our Board of Directors as follows:
o	FOR each of the five (5) nominees for director named below under “Proposal 1: Election of Directors;”
o	FOR Proposal 2, the Independent Auditor Ratification Proposal;
o	FOR Proposal 3, the Advisory Vote on Executive Officer Compensation Proposal;
o	and in the discretion of such proxyholders on such other business as may properly come before our Annual Meeting and any adjournment or postponement thereof.

What is a broker non-vote and how is it counted?

If your shares are held by a broker on your behalf (that is, in “street name”), and you do not instruct the broker as to how to vote these shares on any “non-routine” proposals included in this Proxy Statement, your broker cannot exercise discretion to vote for or against those proposals.  This would be a “broker non-vote,” and these shares will not be counted as having been voted on the applicable proposal.  Applicable rules permit brokers to vote shares held in street name only on routine matters.  Only Proposal 2, the Independent Auditor Ratification Proposal is a “routine proposal.”  All other matters contained in this Proxy Statement for submission to a vote of the stockholders are considered “non-routine.”  Accordingly, if your shares are held in street name and if you do not give you broker instructions as to how to vote, your broker will only be able to exercise its discretion in the case of Proposal 2, and will not be permitted to vote on Proposal 1 or Proposal 3 or any other matter to come before the Annual Meeting.

How are “withhold authority” and “abstain” votes counted?

Proxies that are voted to “withhold authority” or “abstain” are included only to determine whether a quorum is present.  If “withhold authority” or “abstain” is selected with respect to the election of directors, then such votes will have no impact on the election of directors, as the five  (5) nominees receiving the highest number of affirmative votes will be elected.  If “withhold authority” or “abstain” is selected on a matter to be voted on for which approval by a majority of the votes cast at the meeting is required (specifically, Proposal 2, the Independent Auditor Ratification Proposal; and Proposal 3, the Advisory Vote on Executive Officer Compensation Proposal), then such a selection would similarly not have an effect on the vote, since “withhold authority” and “abstain” votes do not count as votes cast on that matter.

How can I change my vote after I submit a proxy?

If you are a Class B Stockholder, there are three ways you can change your vote or revoke your proxy after it has been submitted:

•

First, you may send a written notice to Reading International, Inc., postage or other delivery charges pre-paid, 189 Second Avenue, Suite 2S, New York, New York 10003, c/o Secretary of the Annual Meeting, stating that you revoke your proxy.  To be effective, the Inspector of Elections must receive your written notice prior to the closing of the polls at the Annual Meeting.

•	Second, you may complete and submit a new proxy in one of the manners described above under the caption, “How do I vote?” Any earlier proxies will be revoked automatically.
•	Third, you may register for and participate in our Annual Meeting, and vote using the Meeting Voting Function.

How will we solicit proxies and who will pay the costs?

Our Board is soliciting proxies for our Annual Meeting from our stockholders.  We will pay the costs of the solicitation of proxies.  We may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding the voting materials to their customers who are beneficial owners and obtaining their voting instructions.  In addition to soliciting proxies by mail, our board members, officers and employees may solicit proxies on our behalf, without additional compensation, personally or by telephone.  We do not intend to hire a proxy solicitor to assist in the solicitation of proxies.

Is there a list of stockholders entitled to vote at the Annual Meeting?

The names of stockholders of record entitled to vote at our Annual Meeting will be available to persons registered to participate in our Annual Meeting at our Annual Meeting and for ten days prior to our Annual Meeting, at our Culver City office,  5995 Sepulveda Boulevard, Culver City, CA 90230 between the hours of 9.00 a.m. and 5.00 p.m., Pacific Time, for any purpose germane to the Annual Meeting.  To arrange to view this list during the times specified above, please contact the Secretary of the Annual Meeting at (213) 235-2240.

What constitutes a quorum?

The presence by valid proxy or by virtual participation as provided in this Proxy Statement of the holders of record of a majority of our outstanding shares of Class B Stock entitled to vote will constitute a quorum at our Annual Meeting.  Each share of our Class B Stock entitles the holder of record to one vote on all matters to come before our Annual Meeting.

How are votes counted and who will certify the results?

Computershare, Inc. will act as the independent Inspector of Elections and will determine whether a quorum is present, count the votes, evaluate the validity of proxies and electronic votes, and certify the results.  The final voting results will be reported by us on a Current Report on Form 8-K to be filed with the SEC within four business days following our Annual Meeting.

What is the vote required for a proposal to pass?

Proposal 1 (the Election of Directors):  The five  (5) nominees for election as Directors at our Annual Meeting who receive the highest number of “FOR” votes for the available Board seats will be elected as Directors.  This is called plurality voting.  Unless you indicate otherwise, the persons named as your proxies will vote your shares FOR all the nominees for Directors named in Proposal 1.  If your shares are held by a broker or other nominee and you would like to vote your shares for the election of Directors in Proposal 1, you must instruct the broker or nominee to vote “FOR” for each of the candidates for whom you would like to vote.  If you give no instructions to your broker or nominee, then your shares will not be voted and will not be counted in determining the election.  Likewise, if you instruct your broker or nominee to “WITHHOLD,” then your vote will not be counted in determining the election.  We are advised by the holders of approximately 72% of the Class B Stock that they currently intend to vote “FOR” the election of each of the candidates nominated by our Board.  Accordingly, it is anticipated that each of these individuals will be elected.

Proposal 2 (the Independent Auditor Ratification Proposal):  This proposal requires the “FOR” vote of a majority of the votes cast in order to pass.  We are advised by the holders of approximately 72% of the Class B Stock that they currently intend to vote “FOR” this proposal.  Accordingly, it is anticipated that the Independent Auditor Ratification Proposal will pass.

Proposal 3 (the Advisory Vote on Executive Officer Compensation Proposal):  This proposal requires the “FOR” vote of a majority of the votes cast in order to pass.    Because your vote is advisory, it will not be binding on us, our Board or our Compensation and Stock Options Committee (the “Compensation Committee”).  However, the Board and our Compensation Committee, as applicable, will review the voting results and take them into consideration when making future decisions and recommendations regarding executive compensation.  We are advised by the holders of approximately 72% of the Class B Stock that they currently intend to vote “FOR” this proposal.  Accordingly, it is anticipated that the Advisory Vote on Executive Officer Compensation Proposal will pass.

Only votes “FOR” on Proposal 1 (the Election of Directors) will be counted since directors are elected by plurality vote.  The five  (5) nominees receiving the highest total votes for the number of seats on the Board will be elected as directors.  Only votes “FOR” and “AGAINST” will be counted for Proposal 2 (the Independent Auditory Proposal) and Proposal 3 (the Advisory Vote on Executive Officer Compensation Proposal) since abstentions and broker non-votes are not counted as votes cast for purposes of these proposals.

Is my vote kept confidential?

Proxies, electronic votes and voting tabulations identifying stockholders are kept confidential and will not be disclosed to third parties, except as may be necessary to meet legal requirements.

CORPORATE GOVERNANCE

Director Leadership Structure

Margaret Cotter is our Chair of the Board and also serves as our Executive Vice President – Real Estate Management and Development.  Margaret Cotter has served as a director of our Company since 2002.  Over that time, she has also been responsible for the management of our domestic live theatre properties and, since 2014, general oversight of our east coast real estate.  At the present time, our Board continues to believe that having a Board Chair who is also a senior executive officer of our Company is in the best interests of our Company and our stockholders.  This structure (i) continues the tradition of having a member of the Cotter family (which currently controls approximately 72% of the voting power of our Company) serve as Chair, a leadership structure in which many of our stockholders have invested, (ii) recognizes the ongoing value of Margaret Cotter as the head of our east coast real estate operations, and also (iii) reflects the reality of our status as a “controlled company” under relevant Nasdaq Listing Rules, with Margaret Cotter having (i) sole voting control over 1,058,988 shares of our Class B Stock1,  and (ii) shared voting power with her sister, Ellen M. Cotter over an additional 100,000 shares of our Class B Voting Stock, for voting power equal to approximately 69% of our outstanding voting stock.

Ellen M. Cotter is our Vice-Chair and also serves as our Chief Executive Officer and President.  Prior to her appointment in 2015 as our Chief Executive Officer and President, she principally focused on the cinema operations aspects of our business, including the development of our various cinema assets.  Ellen M. Cotter has sole voting and dispositive power over 50,000 shares of our Class B Stock and shared voting power and dispositive power with her sister, Margaret Cotter, over an additional 100,000 shares of our Class B Stock.  In addition, Ellen M. Cotter is the direct owner of an additional 307,166.4 shares of Class B Stock, but has granted sole voting power   and, pending the negotiation and execution of a more definitive stockholders agreement between them, shared dispositive power to Margaret Cotter.

Margaret Cotter and Ellen M. Cotter each have a substantial stake in our Company, directly owning, respectively, as of the date of this Proxy Statement, 776,926 shares of Class A Stock and 342,266.4 shares of Class B Stock, and 821,682 shares of Class A Stock and 357,166.4 shares of Class B Stock. In addition, Margaret Cotter and Ellen M. Cotter are the Co-Executors of the Estate of James J. Cotter, Sr. (the “Cotter Estate”) and Co-Trustees of the James J. Cotter, Sr. Living Trust (the “Cotter Living Trust”) which own respectively 326,800 and 1,163,649 shares of Class A Stock and, in the case of the Cotter Estate, 100,000 shares of Class B Stock.  Margaret Cotter is, in addition, the sole-trustee of the James J. Cotter Education Trust #1 which holds 84,956 shares of Class A Stock and the designated trustee of a to-be formed trust for the benefit of her children which is to be funded with 327,808 shares of Class B Stock (currently in held in the name of the Cotter Estate but not included in the Cotter Estate holdings described above) and 81,747.2 shares of Class B Stock (currently held in the name of the Cotter Living Trust but not included in the Cotter Living Trust holdings described above).

Director Independence and Board Oversight Structure

Our Company has elected to take advantage of the “controlled company” exemption under applicable listing rules of the Nasdaq Capital Stock Market (the “Nasdaq Listing Rules”).  Accordingly, our Company is exempted from the requirement to have a board of directors composed of at least a majority of independent directors, as that term is defined in the Nasdaq Listing Rules and SEC Rules (“Independent Directors”) and to have an independent nominating committee and independent compensation committee.  Nevertheless, our Board has for many years had a majority of Independent Directors, is nominating a majority of Independent Directors for election to our Board this year and we have had an independent compensation committee for several years, as well.  In determining who is an Independent Director, we follow the definition in section 5605(a)(2) of the Nasdaq Listing Rules. Under such rules, we consider the following directors to be independent: Guy Adams, Dr. Judy Codding, and Douglas McEachern.  Our Board annually reviews the independence of our directors.

____________________

1. Pursuant to an interim agreement between Margaret Cotter and Ellen M. Cotter,  Margaret Cotter has sole voting power and, pending the negotiation and execution of a more definitive stockholders agreement between, them shares dispositive power with her sister, Ellen M. Cotter, over 307,166.4 of the Class B Stock owned directly by Ellen M. Cotter.

We currently have an Audit and Conflicts Committee (the “Audit Committee”) and a Compensation and Stock Options Committee (the “Compensation Committee”), each composed entirely of Independent Directors.  Historically, our Lead Independent Director chairs meetings of the Independent Directors (typically held as a separate part of board meetings) and acts as liaison between our Chair, Chief Executive Officer and President and our Independent Directors.

We also currently have a four-member Executive Committee composed of our Chair, Vice-Chair, the Chairman of the Compensation Committee (Dr. Judy Codding) and our Lead Technology and Cyber Risk Director (Guy W. Adams).  As a consequence of this structure, the concurrence of at least one non-management member of the Executive Committee is required in order for the Executive Committee to take action.

Our Board has (i) adopted a best practices charter for our Compensation Committee, (ii) adopted a best practices charter for our Audit Committee, (iii) completed, with the assistance of compensation consultants and outside counsel a  review of our compensation practices,(iv) adopted a Code of Business Conduct and Ethics, (v) adopted a Supplemental Insider Trading Policy restricting trading in our stock by our Directors and executive officers, (vi) adopted an Anti-Discrimination, Anti-Harassment and Anti-Bullying policy, (vii) updated our Whistleblower Policy, and (viii) adopted a Stock Ownership Policy, setting out minimum stock ownership levels for our directors and senior executives.  Under our Amended and Restated Supplemental Insider Trading Policy, our Directors and executive officers are restricted from engaging in certain forms of hedging transactions, such as zero-cost collars, equity swaps, prepaid variable forward contracts and exchange funds.

Since January 2021, our Compensation Committee’s independent compensation consultant, has been AON.   Prior to its appointment, the Compensation Committee concluded that AON was independent pursuant to SEC rules and the Nasdaq Listing Standards.

In recognition of the special risks involved with technology and cyber security, Director Guy W. Adams has been appointed to serve as our Lead Technology and Cyber Risk Director.  In this role, Director Adams serves as our Board’s liaison with our Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), Chief Information Officer and General Counsel in connection with the assessment of our Company’s technology and cyber security needs and the implementation of appropriate policies and procedures to meet those needs.  He ensures that relevant information is brought to our Board, and coordinates the timely presentation of such information to and facilitates the consideration of such information by all directors.  He also coordinates with our management timely and appropriate director education with respect to such matters to enhance director understanding of the issues involved and the options available to our Company.  In preparation for this role, Director Adams, in 2018, completed the Cyber-Risk Oversight course presented by the National Association of Corporate Directors.

We believe that our Directors bring a broad range of leadership experience to our Company and regularly contribute to the thoughtful discussion involved in effectively overseeing the business and affairs of our Company.  We believe that all Board members are well-engaged in their responsibilities and that all Board members express their views and consider the opinions expressed by other Directors.  Our Independent Directors are involved in the leadership structure of our Board by serving on our Executive Committee, our Audit Committee and our Compensation Committee, each of which has a separate independent Chair.  Nominations to our Board for the Annual Meeting were made by our entire Board.  Each of the nominees received the unanimous vote of the Independent Directors and each such nominee abstained with respect to his or her own nomination.

Board’s Role in Risk Oversight

Our management is responsible for the day-to-day management of risks we face as a company, while our Board, as a whole and through its committees, has responsibility for the oversight of risk management.  In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The Board plays an important role in risk oversight at our Company through direct decision-making authority with respect to significant matters, as well as through the oversight of management by the Board and its committees.  In particular, the Board administers its risk oversight function through (1) the review and discussion of regular periodic reports by the Board and its committees on topics relating to the risks that our Company faces, (2) the required approval by the Board (or a committee of the Board) of significant transactions and other decisions, (3) the direct oversight of specific areas of our Company’s business by the Audit Committee and the Compensation Committee with input from the Lead Technology and Cyber Risk Director, and (4) review of regular periodic reports from the auditors and other outside consultants regarding various areas of potential risk, including, among others, those relating to our internal control over financial reporting.  The Board also relies on management to bring significant risks impacting our Company to the attention of the Board.

“Controlled Company” Status

Under section 5615(c)(1) of the Nasdaq Listing Rules, a “controlled company” is a company in which more than 50% of the voting power for the election of Directors is held by an individual, a group, or another company.  As of the date of this Proxy Statement, Chair Margaret Cotter holds sole voting power over 1,058,988 shares of our Class B Stock, representing 63% of such shares outstanding.    Together, Chair Margaret Cotter and Vice-Chair Ellen M. Cotter have voting power, as of the Record Date, over 1,208,988 shares, representing approximately 72% of our outstanding Class B Stock.  Our Class A Stock does not have voting rights. Under applicable Nevada Law the holders of shares representing 2/3rds of the outstanding voting stock can, either by written consent or at a meeting, remove any and all directors.  Based on advice of counsel, our Board has determined that the Company is therefore a “controlled company” within the Nasdaq Listing Rules.

After reviewing the benefits and detriments of taking advantage of the exemptions to certain corporate governance rules available to a “controlled company” as set forth in the Nasdaq Listing Rules, our Board has determined to take advantage of those exemptions.  In reliance on a “controlled company” exemption, the Company does not maintain a separate standing Nominating Committee.  The Company nevertheless at this time maintains a Board composed of a majority of Independent Directors, and an Audit Committee and Compensation Committee each composed entirely of Independent Directors and has no present intention to vary from that structure.  Our Board, consisting of a majority of Independent Directors, approved each of the nominees for our 2022 Annual Meeting.  See “Consideration and Selection of the Board's Director Nominees,” below.

Until earlier this year, there was ongoing litigation seeking the potential sale of all or substantially all of the approximately 67%  of the Class B Stock held then by the Cotter Living Trust and the Cotter Estate.  That litigation has now been resolved,  such efforts to cause a sale of such shares have been ended, and the heirs of James J. Cotter, Jr. (deceased) having received certain consideration in exchange for all of their right, title and interest in such shares.  The holdings of Margaret Cotter and Ellen M. Cotter described in this Proxy Statement reflect the implementation of the agreements reached between the parties in settlement of that litigation.

Board Committees

Our Board has a standing Executive Committee, Audit Committee, and Compensation Committee.  These committees are discussed in greater detail below.

Executive Committee.  Our Executive Committee operates pursuant to a resolution adopted by our Board and is currently composed of Director Guy W. Adams, who serves as Chair, Dr. Judy Codding, who serves as Chair of the Compensation Committee, Chair Margaret Cotter, and Vice-Chair Ellen M. Cotter.  As a consequence of this structure, the concurrence of at least one non-management member of the Executive Committee is required in order for the Executive Committee to take action.    Pursuant to that resolution, the Executive Committee is authorized, to the fullest extent permitted by Nevada law and our Bylaws, to take any and all actions that could have been taken by the full Board between meetings of the full Board.

Lead Independent Director.  Until May 2021, the role of Lead Independent Director was held by Director Edward L. Kane who served as a director of our Company from 2004 until his retirement effective May 19, 2021.  Thereafter, Director Michael Wrotniak served as our Lead Independent Director, until the end of his term in December 2021.  Director Doug McEachern currently serves as our Lead Independent Director.    Historically, our Lead Independent Director chairs meetings of the Independent Directors (typically held as a separate part of many of our board meetings) and acts as liaison between our Chair and our Independent Directors.

Audit Committee.  Our Audit Committee operates pursuant to its charter which is available on our website at https://investor.readingrdi.com/governance/governance-documents/default.aspx. The Audit Committee is responsible for, among other things, (i) reviewing and discussing with management the Company’s financial statements, earnings press releases and all internal controls reports, (ii) appointing, compensating and overseeing the work performed by the Company’s independent auditors, (iii) reviewing with the independent auditors the findings of their audits; and (iv) reviewing, considering, negotiating and approving or disapproving related party transactions (see the discussion in the section entitled “Certain Relationships and Related Party Transactions” below).

Our Board has determined that the Audit Committee is composed entirely of Independent Directors (as defined in section 5605(a)(2) of the Nasdaq Listing Rules) and Rule 10A-3(b)(1) of the Exchange Act, and that Director Douglas McEachern, the Chair of our Audit Committee, is an Independent Director who meets the foregoing guidelines and is qualified as an Audit Committee Financial Expert.  Our Audit Committee is currently composed of Director McEachern, Director Dr. Judy Codding and Director Guy Adams.

Compensation Committee.  Our Board has established a standing Compensation Committee consisting of our three (3) Independent Directors.    Director Dr. Judy Codding, who serves as Chair, Director Guy Adams and Director Douglas McEachern.  As a “controlled company,” we are exempt from the Nasdaq Listing Rules regarding the determination of executive compensation solely by independent directors, who additionally meet the heightened independence requirements specific to compensation committee members.  Notwithstanding such exemption, we adopted a Compensation Committee charter requiring our Compensation Committee members to meet the independence rules and regulations of the SEC and the Nasdaq.  Our Compensation Committee charter is available on our website at https://investor.readingrdi.com/governance/governance-documents/default.aspx.

Pursuant to its charter, the Compensation Committee has delegated authority to establish the compensation for all executive officers, including the Chief Executive Officer and President. However, pursuant to the charter, compensation decisions related to Ellen Cotter or Margaret Cotter are subject to review and approval by the Board, so our Compensation Committee makes recommendations for Ellen Cotter and Margaret Cotter, subject to the approval of the Board.  In addition, the Compensation Committee, among other things, (i) establishes the Company’s general compensation philosophy and objectives (in consultation with management), (ii) approves and adopts on behalf of the Board incentive compensation and equity-based compensation plans, subject to stockholder approval as required, and (iii) performs other compensation related functions as delegated by our Board.

Consideration and Selection of the Board’s Director Nominees

The Company has elected to take the “controlled company” exemption under applicable Nasdaq Listing Rules.  Accordingly, the Company does not maintain a standing Nominating Committee.  Our Board, consisting of a majority of Independent Directors, approved each of the Board nominees for our 2022 Annual Meeting.

Our Board does not have a formal policy with respect to the consideration of Director candidates recommended by our stockholders.  No non-Director stockholder has, in more than the past decade, made any formal proposal or recommendation to the Board as to potential nominees.  Neither our governing documents nor applicable Nevada law place any restriction on the nomination of candidates for election to our Board directly by our Class B stockholders.  In light of the facts that (i) we are a “controlled company” under the Nasdaq Listing Rules and exempted from the requirements for an independent nominating process, and (ii) our governing documents and Nevada law place no limitation upon the direct nomination of Director candidates by our Class B stockholders, our Board believes there is no need for a formal policy with respect to Director nominations.

Our Directors have not adopted any formal criteria with respect to the qualifications required to be a Director or the particular skills that should be represented on our Board, other than the need to have at least one Director and member of our Audit Committee who qualifies as an “Audit Committee Financial Expert,” and have not historically retained any third party to identify or evaluate or to assist in identifying or evaluating potential nominees.  Currently, we have no policy of considering diversity or any other specific criteria in identifying Director nominees.

Our Board has resolved to nominate all five  (5) of our incumbent Directors, named in Proposal 1, for election as Directors of our Company at our Annual Meeting.

Each of the nominees named in Proposal 1 received the unanimous approval of the Directors, with each such nominee abstaining as to his or her nomination.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) designed to help our Directors and employees resolve ethical issues.  Our Code of Conduct applies to all Directors and employees, including the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer and the Controller and all persons performing similar functions.  Our Code of Conduct is posted on our website at https://investor.readingrdi.com/governance/governance-documents/default.aspx.

Our Board has established a means for employees to report a violation or suspected violation of the Code of Conduct anonymously.  In addition, we have adopted an “Amended and Restated Whistleblower Policy and Procedures,” which is posted on our website, at https://investor.readingrdi.com/governance/governance-documents/default.aspx, that establishes a process by which employees may anonymously disclose to our Principal Compliance Officer (currently the Chair of our Audit Committee) alleged fraud or violations of accounting, internal accounting controls or auditing matters.

Review, Approval or Ratification of Transactions with Related Persons

Our Audit Committee charter delegates to that committee responsibility for review and approval of transactions between the Company and its Directors, Director nominees, executive officers, greater than five percent beneficial owners and their respective immediate family members, where the amount involved in the transaction exceeds or is expected to exceed $120,000 in a single calendar year and the party to the transaction has or will have a direct or indirect interest.  A copy of this charter is available at https://investor.readingrdi.com/governance/governance-documents/default.aspx.  For additional information, see the section entitled “Certain Relationships and Related Party Transactions.”

PROPOSAL 1:  Election of Directors

Nominees for Election

Five (5) directors are to be elected at our Annual Meeting to serve until the Annual Meeting of Stockholders to be held in 2023 or until their successors are duly elected and qualified.  Unless otherwise instructed, the proxyholders will vote the proxies received by us “FOR” the election of the nominees below, all of whom currently serve as Directors.  The five  (5) nominees for election to the Board who receive the greatest number of votes cast for the election of Directors by the shares present and entitled to vote will be elected Directors.  The nominees named have consented to serve if elected.

The names of the nominees for Director, together with certain information regarding them, are as follows:

Name	Age	Position
Margaret Cotter	54	Chair of the Board and Executive Vice President, Real Estate Management and Development(1)
Ellen M. Cotter	56	Vice-Chair, Chief Executive Officer and President(1)
Guy W. Adams	71	Director (2)(3)(5)(6)
Dr. Judy Codding	77	Director (1)(2)(8)
Douglas J. McEachern	71	Director (3)(4)(7)

(1)Member of the Executive Committee.

(2)Member of the Audit and Conflicts Committee.

(3)Member of the Compensation and Stock Options Committee.

(4)Lead Independent Director.

(5)Lead Technology and Cyber Risk Director.

(6)Chair of the Executive Committee.

(7)Chair of the Audit and Conflicts Committee.

(8)Chair of Compensation and Stock Options Committee.

Margaret Cotter.  Chair Margaret Cotter joined our Board on September 27, 2002, and currently serves as a member of our Executive Committee.  She was elected Chair of our Board on December 8, 2021.  Prior to this, Chair Cotter served as the Vice-Chair of our Board from August 7, 2014, to December 7, 2021. On March 10, 2016, our Board appointed Chair Cotter as Executive Vice President-Real Estate Management and Development-NYC, at which time Chair Cotter became a full-time employee of our Company.  In this position, Chair Cotter is responsible for the daily management of our live theatre properties and operations, including the oversight of the day-to-day development process of our 44 Union Square property and oversight of our other New York and Pennsylvania real estate holdings.  Chair Cotter is also a theatrical producer who has produced shows in Chicago and New York and during the period 2004 to 2017, served as board member of the League of Off-Broadway Theaters and Producers. On December 8, 2021,  Ms. Cotter’s title was changed to Executive Vice President-Real Estate Management and Development to more accurately reflect the fact that her responsibilities are not limited to New York City.

Chair Cotter is a former Assistant District Attorney for King's County in Brooklyn, New York, graduated from Georgetown University and Georgetown University Law Center.  She is the sister of Vice-Chair Ellen M. Cotter.     Chair Cotter is a Co-Executor of the Cotter Estate, Co-Trustee of the Cotter Living Trust,  Co-Trustee of the Cotter Foundation, and the Sole Trustee of the James J. Cotter Education Trust #1 and of a to-be-formed trust for the benefit of her children. Chair Cotter also holds various positions in her family's agricultural enterprises.  She is a director of Cecelia Packing Corporation. In her capacity as the Co-Executor of the Estate of James J. Cotter, Chair Cotter (together with her sister and Co-Executor, Ellen M. Cotter) holds various positions in various real estate entities that are part of her father’s estate, which, include, without limitation, acting as the Estate’s representative of Sutton Hill Associates, which is the parent company of Sutton Hill Capital, L.L.C.  The Estate’s assets also include a 50% non-managing member interest in Shadow View Land and Farming in which our Company is the 50% managing member. That limited liability company is currently being wound up, having sold in 2021 its only asset: certain land in Coachella, California.    Information as to Margaret Cotter’s beneficial interest in our Class A Stock and Class B Stock is set forth in footnotes 2 and 7 to the Beneficial Ownership Table below.

Chair Cotter brings to the Board her experience as a live theatre producer, theater operator and an active member of the New York theatre community, which gives her insight into live theatre business trends that affect our business in this sector, and in New York real estate matters.  Operating the daily oversight of our theater properties for over twenty-two (22) years, Chair Cotter contributes to the strategic direction for our developments. Chair Cotter has been the executive principally responsible for the oversight of our real property assets in New York and for over the last twenty (20) years and the real properties in Pennsylvania for the last six (6) years.

Guy W. Adams.  Director Guy W. Adams joined our Board on January 14, 2014, and currently serves as the Chair of our Executive Committee and as our Lead Technology and Cyber Risk Director.  He is currently the Chairman of Avem Health Partners, Inc, a hospital management company.  For more than the past sixteen (16) years, he has been a Managing Member of GWA Capital Partners, LLC, a fund investing in various publicly traded securities. Over the past twenty-one (21) years, Director Adams has served as an independent director on the boards of directors of Lone Star Steakhouse & Saloon, Mercer International, Exar Corporation and Vitesse Semiconductor.  At these companies, he has held a variety of board positions, including lead director, audit committee chair and compensation committee chair.  He has spoken on corporate governance topics before such groups as the Council of Institutional Investors, the USC Corporate Governance Summit and the University of Delaware Distinguished Speakers Program.  Director Adams provides investment advice to private clients and currently invests his own capital in public and private equity transactions.

For a few years prior to the passing of Mr. James J. Cotter, Sr. on September 13, 2014, and through a certain period of the administration of the Estate of James J. Cotter, Sr., Director Adams served as an advisor to Mr. James J. Cotter, Sr. providing advisory services to various enterprises now owned by either the Cotter Estate or the Cotter Trust. In late 2021, Margaret Cotter and Ellen M. Cotter, the co-executors of the Cotter Estate, and Director Adams mutually resolved the outstanding amounts owed to Director Adams for such advisory services over a multi-year period in the amount of $250,000.  On October 5, 2021, the co-executors of the Cotter Estate filed with the District Court in the County of Clark, Nevada (“Nevada Probate Court”) a Petition to approve a  Settlement Agreement amongst them (the “Adams Settlement Agreement”).  On February 28, 2022, by court order the Nevada Probate Court stated that it reviewed such Petition, examined the evidence and, having received no objection, granted the Petition, authorized the Adams Settlement Agreement and directed the co-executors to perform the obligations of the Cotter Estate under the Adams Settlement Agreement.   Thereafter, the co-executors paid Director Adams $250,000 as ordered by the Nevada Probate Court. Until 2018, Director Adams also provided services to captive insurance companies, owned in equal shares by Chair Cotter, Vice-Chair Cotter, and Mr. James J. Cotter, Jr., that provided insurance for the Cotter family agricultural activities.  Director Adams received his Bachelor of Science degree in Petroleum Engineering from Louisiana State University and his Master of Business Administration from Harvard Graduate School of Business Administration.

Mr. Adams brings many years of experience serving as an independent director on public company boards, and in investing and providing financial advice with respect to investments in public companies. In December 2017, Mr. Adams was recognized as a Governance Fellow for the National Association of Corporate Directors, The Gold Standard Director Credential®. In 2018, Director Adams completed the Cyber-Risk Oversight course presented by the National Association of Corporate Directors.

Dr. Judy Codding.  Dr. Judy Codding joined our Board on October 5, 2015, and currently serves as a member of our Audit Committee and Compensation Committee. Director Codding is a globally respected education leader.  From October 2010 until October 2015, she served as the Managing Director of "The System of Courses," a division of Pearson, PLC (NYSE: PSO), one of the largest education companies in the world that provides education products and services to institutions, governments and to individual learners.  Prior to that time, Director Codding served as the Chief Executive Officer and President of America's Choice, Inc., which she founded in 1998, and which was acquired by Pearson in 2010. America's Choice, Inc. was a leading education company offering comprehensive, proven solutions to the complex problems educators face in the era of accountability.  Director Codding has a Doctorate in Education from University of Massachusetts at Amherst and completed postdoctoral work and served as a teaching associate in Education at Harvard University, where she taught graduate level courses focused on moral leadership.  Director Codding has served on various boards, including the Board of Trustees of Curtis School, Los Angeles, CA (since 2011) and the Board of Trustees of Educational Development Center, Inc. (since 2012).  Through family entities, Director Codding has been and continues to be involved in the real estate business in Florida and the exploration of mineral, oil and gas rights in Maryland and Kentucky.

Director Codding brings to our Board her experience as an entrepreneur, as a chief executive officer, as an author, advisor and researcher in the areas of leadership training and decision-making as well as her experience in the real estate business.

Ellen M. Cotter.  Vice-Chair Ellen M. Cotter joined our Board on March 13, 2013, and currently serves as a member of our Executive Committee.  Vice-Chair Cotter served as Chair of our Board from August 7, 2014, until December 7, 2021, and served as our interim Chief Executive Officer and President from June 12, 2015 until January 8, 2016, when she was appointed our permanent Chief Executive Officer and President.  She joined our Company in March 1998.

Vice-Cotter is also a director of Cecelia Packing Corporation (a Cotter family-owned citrus grower, packer and marketer). In her capacity as the Co-Executor of the Estate of James J. Cotter, Vice-Chair Cotter (together with her sister and Co-Executor, Margaret Cotter) holds various positions in various real estate entities that are part of her father’s estate, which, include, without limitation, acting as the Estate’s representative of Sutton Hill Associates, which is the parent company of Sutton Hill Capital, L.L.C.  The Estate’s assets also include a 50% non-managing member interest in Shadow View Land and Farming in which our Company is the 50% managing member.  That limited liability company is currently being wound up, having sold in 2021 its only asset: certain land in Coachella, California.

Vice-Chair Cotter is a graduate of Smith College and holds a Juris Doctor from Georgetown University Law Center.  Prior to joining our Company, Vice-Chair Cotter spent four years in private practice as a corporate attorney with the law firm of White & Case in New York City. Chair Cotter is the sister of Chair Margaret Cotter. Prior to being appointed as our Chief Executive Officer and President, Vice-Chair Cotter served for more than ten years as the Chief Operating Officer ("COO") of our domestic cinema operations, in which capacity she had, among other things, responsibility for the acquisition and development, marketing and operation of our cinemas in the United States. Prior to her appointment as COO of Domestic Cinemas, she spent a year in Australia and New Zealand, working to develop our cinema and real estate assets in those countries. In recognition of her contributions to the independent film industry, Vice-Chair Cotter was awarded the first Gotham Appreciation Award at the 2015 Gotham Independent Film Awards. She was also inducted that same year into the Show East Hall of Fame.

Vice-Chair Cotter is the Co-Executor of the Cotter Estate, the Co-Trustee of the Cotter Foundation, and Co-Trustee of the Cotter Living Trust. Information as to Ellen Cotter’s beneficial interest in our Class A Stock and Class B Stock is set forth in footnotes 3 and 7 to the Beneficial Ownership Table below.

Vice-Chair Cotter brings to our Board her more than twenty-four (24) years of experience working in our Company's cinema operations, both in the United States and Australia.  She has also served as the Chief Executive Officer of the subsidiary that operates substantially all of our cinemas in Hawaii and California.

Douglas J. McEachern.  Director Douglas J. McEachern joined our Board on May 17, 2012, and currently serves as the Chair of our Audit Committee, a position he has held since August 1, 2012, and as a member of our Compensation Committee.  He has served as a member of the board and of the audit and compensation committees for Willdan Group, a Nasdaq listed engineering company, from 2009 to June 2022.  From June 2011 until October 2015, Director McEachern was a director of Community Bank in Pasadena, California and a member of its audit committee.  Mr. McEachern served as the Chair of the board of Community Bank from October 2013 until October 2015 and was a member of the finance committee of the Methodist Hospital of Arcadia. From September 2009 to December 2015, Director McEachern served as an instructor of auditing and accountancy at Claremont McKenna College.  Mr. McEachern was an audit partner from July 1985 to May 2009 with the audit firm of Deloitte & Touche, LLP, with client concentrations in financial institutions and real estate. Director McEachern was also a Professional Accounting Fellow with the Federal Home Loan Bank board in Washington DC, from June 1983 to July 1985. From June 1976 to June 1983, Mr. McEachern was a staff member and subsequently a manager with the audit firm of Touche Ross & Co. (predecessor to Deloitte & Touche, LLP).  Director McEachern received a B.S. in Business Administration in 1974 from the University of California, Berkeley, and an M.B.A. in 1976 from the University of Southern California.

Director McEachern brings to our Board his more than forty-four (44) years’ experience meeting the accounting and auditing needs of financial institutions and real estate clients, including our Company.  Director McEachern also brings his experience reporting as an independent auditor to the boards of directors of a variety of public reporting companies and as a board member himself for various companies and not-for-profit organizations.

Meeting Attendance

Our Board held sixteen (16) meetings in 2021.  The Audit Committee held five  (5) meetings, the Compensation Committee held six  (6) meetings and the Executive Committee did not hold any meetings in 2021. Each director attended at least 75% of these Board meetings and at least 75% of the meetings of all of the above referenced committees on which he or she served.  We encourage, but do not require, our Board members to attend our Annual Meeting.  All of our incumbent Directors attended the 2021 Annual Meeting.

Compensation of Directors

During 2021, we paid our non-employee Directors a combination of (a) base annual cash fees for service as Directors; (b) base and special fees for service as members of standing and special committees; (c) base cash fees for service as Chair of committees and (d) equity compensation for service as Directors in the form of restricted stock units, each of which are set forth in more detail below in the “Director Compensation Table.”

Director Compensation Table

The following table sets forth information concerning the compensation paid to Directors in 2021:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Guy W. Adams	84,844(5)	105,000(2)	--	189,844
Dr. Judy Codding	75,000(6)	105,000(2)	--	180,000
Edward L. Kane (3)	61,923(7)	--	--	61,923
Douglas J. McEachern	85,313(8)	105,000(2)	--	190,313
Michael Wrotniak (4)	82,031(9)	35,000(2)	--	117,031

(1)	Fair value of the award computed in accordance with FASB ASC Topic 718. Awards were issued as RSUs and stock options.

(2)

The following table sets forth the number of RSUs granted on August 11, 2021, and December 8, 2021.  The RSUs vested on December 8, 2021, and will vest on December 7, 2022, respectively.  These RSUs each represent one share of Class A Common Stock.  Mr. Wrotniak’s term as a director ended on December 8, 2021 and, accordingly, he was not awarded any RSUs on that date.

Guy W. Adams	23,048
Dr. Judy Codding	23,048
Douglas McEachern	23,048
Michael Wrotniak	6,731

(3)    Mr. Kane retired from our Board effective May 19, 2021.

(4)Mr. Wrotniak concluded his term on our Board on December 8, 2021.

(5)Represents payment of Base Director Fee of $50,000, prorated Executive Committee Chair Fee of $18,750, Lead Technology and Cyber Risk Director Fee of $15,000, prorated Audit Committee Member Fee of $625 and prorated Compensation Committee Member Fee of $469.

(6)Represents payment of Base Director Fee of $50,000, Audit Committee Member Fee of $10,000, prorated Compensation Committee Member Fee of $7,031, prorated Compensation Committee Chair Fee of $938, and prorated Special Independent Committee Member Fee of $7,031.

(7)Represents payment of prorated Base Director Fee of $19,230, prorated Executive Committee Member Fee of $4,808, prorated Vice-Chair Director Fee of $2,885 and a one-time retirement payment of $35,000.

(8)Represents payment of Base Director Fee of $50,000, Audit Committee Chair Fee of $20,000, Compensation Committee member Fee of $7,500, prorated Special Independent Committee Member Fee of $7,031 and prorated Lead Independent Director Fee of $781.

(9)Represents payment of prorated Base Director Fee of $46,875, Audit Committee Member Fee of $10,000, Compensation Committee Chair Fee of $12,813, and prorated Lead Independent Director Fee of $12,344.

2021 and Future Director Compensation

Our Board requested the Compensation Committee to evaluate the Company's compensation policy for outside directors and to establish a plan that encompasses sound corporate practices consistent with the best interests of our Company.  Our Compensation Committee periodically reviews, evaluates, revises and recommends the adoption of new compensation arrangements for executive and management officers and outside directors of our Company.  In such matters, the Compensation Committee has retained the international compensation consulting firms of Willis Towers Watson in 2019 and earlier and AON beginning in 2021 as its advisors in this process and also relied on our legal counsel, Greenberg Traurig, LLP.

After input was received, reviewed, discussed and considered by our Compensation Committee in 2019, including peer group data compiled by Willis Towers Watson regarding the base fee and equity awards for Directors, our Compensation Committee recommended and our Board authorized that the following compensation for our non-employee directors for 2021 through the director terms that ended on December 8, 2021, the date of our 2021 Annual Meeting:

• The Board Base Director fee remained at $50,000.
•	The Vice-Chair Director fee was set at $12,500[2].
•	The committee Chair retainers remained at $20,000 for our Audit Committee and our Executive Committee and $15,000 for our Compensation Committee.
•	The committee member fees remained at $7,500 for our Audit and Executive Committees and our Compensation Committee.
•	The Lead Independent Director fee remained at $12,500.
•	The Lead Technology and Cyber Risk Director fee was set at $15,000.

In support of our Company’s liquidity management efforts, each of our outside directors deferred receipt of their first quarter 2021 base director fees and committee retainers until the second quarter 2022.

Upon the election of our Board on December 8, 2021, and after input was received, reviewed, discussed and considered by our Compensation Committee, including prior peer group data compiled by AON regarding the base fee and equity awards for Directors and taking into account, among other things, our efforts to reduce cash expenses and consolidation of workloads in light of the reduction in our Board from seven to five directors, our Compensation Committee recommended and our Board authorized the following annual compensation for the Board and each Committee for the terms commencing December 8, 2021:

•	The same base directors fee.
•	Elimination of the Vice-Chair fee since Ellen Cotter was appointed to the role.
•	Committee Chair retainers remained the same for our Audit Committee, were increased to $22,500 for our Compensation Committee, and eliminated for our Executive Committee chair.
•

The committee member fees were increased to $10,000 for our Audit Committee, eliminated and replaced with a per meeting fee for our Executive Committee and kept the same for our Compensation Committee.

•	The Lead Independent Director fee was reduced to $5,000.
•	The Lead Technology and Cyber Risk Director fee was kept the same.

Vote Required

The five  (5) nominees receiving the greatest number of votes cast at our Annual Meeting will be elected to the Board.

The Board has nominated each of the nominees discussed above to hold office until our 2023 Annual Meeting of Stockholders and thereafter until his or her respective successor has been duly elected and qualified.  Each nominee has agreed to be nominated and, if elected, to serve as a director of our Company.  The Board has no reason to believe that any nominee will be unable or to serve and all nominees named have consented to serve if elected.

____________________

2 There is no Vice-Chair Director fee where the position is held by an Executive Officer of the Company.

Chair Cotter and Vice-Chair Cotter, who hold, in the aggregate, voting control over 1,208,988 shares, or approximately 72% of our outstanding Class B Stock, have informed the Board that they intend to vote these shares in favor of the five  (5) nominees named in this Proxy Statement for election to the Board discussed under Proposal 1 (the Election of Directors).

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

PROPOSAL 2:  RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Grant Thornton LLP (“Grant Thornton”) as our Company’s independent registered public accounting firm to audit the consolidated financial statements and internal control over financial reporting of our Company for the year ending December 31, 2022.  Grant Thornton was engaged as our independent registered public accounting firm for the years ended 2011 thru 2022.  Our Company is seeking stockholder ratification of the appointment of Grant Thornton as our independent registered public accounting firm for year ending 2022.

Stockholder ratification of the appointment of Grant Thornton is not required by our bylaws or otherwise.  However, we are submitting the appointment of Grant Thornton to the stockholders for ratification as a matter of good corporate practice.  If the stockholders fail to ratify the selection, the Audit Committee will consider whether or not to retain Grant Thornton.  Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of our Company and stockholders.

Vote Required

The approval of this proposal requires the number of votes cast in favor of this proposal to exceed the number of votes cast in opposition to this proposal.

Chair Cotter and Vice-Chair Cotter, who hold, in the aggregate, voting control over 1,208,988 shares, or approximately 72% of our outstanding Class B Stock, have informed the Board that they intend to vote these shares in favor of the ratification of appointment of Grant Thornton as our Company’s registered independent public accounting firm discussed under Proposal 2 (the Independent Auditor Ratification Proposal).

Recommendation of the Board

The Board OF DIRECTORS recommends a vote “FOR” APPROVAL OF THE independent AUDITOR RATIFICATION PROPOSAL.

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") requires that our stockholders have the opportunity to cast a non-binding, advisory vote regarding the approval of the compensation of our “named executive officers” as disclosed in this Proxy Statement. A description of the compensation paid to these individuals is set out below under the heading, “Executive Compensation.”

We believe that our compensation policies for the named executive officers are designed to attract, motivate, and retain talented executive officers and are aligned with the long-term interests of our stockholders. This advisory stockholder vote, commonly referred to as a “say-on-pay” vote, gives you as a stockholder the opportunity to approve or not approve the compensation of the named executive officers that is disclosed in this Proxy Statement by voting for or against the following resolution (or by abstaining with respect to the resolution).

At our Annual Meeting of Stockholders held on December 8, 2021, we held an advisory vote on executive compensation.  Our stockholders voted in favor of our Company’s executive compensation.  Our Board and our Compensation Committee reviewed the results of the advisory vote on executive compensation in 2021 and, as the vote approved our executive compensation for 2020, we did not make any changes to our compensation based on the results of the vote.

This vote is advisory in nature and therefore is not binding on our Board or our Compensation Committee.  However, our Board and our Compensation Committee will take into account the outcome of the stockholder vote on this proposal when considering future executive compensation arrangements.  Furthermore, this vote is not intended to address any specific item of compensation, but rather the overall compensation of our “named executive officers” and our general compensation policies and practices.

Vote Required

The approval of this proposal requires the number of votes cast in favor of this proposal to exceed the number of votes cast in opposition to this proposal.

Chair Cotter and Vice-Chair Cotter, who hold, in the aggregate, voting control over an aggregate of 1,208,988 shares, or approximately 72% of our outstanding Class B Stock, have informed the Board that they intend to vote these shares in favor of the advisory vote on the “say on pay” for our “named executive officers” discussed under Proposal 3 (the Advisory Vote on Executive Officer Compensation Proposal).

Recommendation of the Board

The Board OF DIRECTORS recommends a vote “FOR” the approval OF THE ADVISORY VOTE ON EXECUTIVE OFFICER compensation proposal.

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee of our Board with respect to our audited financial statements for the fiscal year ended December 31, 2021.

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

The purpose of the Audit Committee is to assist our Board in its general oversight of our financial reporting, internal controls and audit functions.  The Audit Committee operates under a written charter adopted by our Board.  The charter is reviewed periodically and subject to change, as appropriate.  The Audit Committee charter describes in greater detail the full responsibilities of the Audit Committee.

In this context, the Audit Committee has reviewed and discussed the Company’s audited financial statements with management and Grant Thornton LLP, our independent auditors.  Management is responsible for: the preparation, presentation and integrity of our financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting.  Grant Thornton LLP is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as an opinion on (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

The Audit Committee has discussed with Grant Thornton LLP the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees” and PCAOB Auditing Standard No. 5, “An Audit of Internal Control Over Financial Reporting that is Integrated with Audit of Financial Statements.”  In addition, Grant Thornton LLP has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, as amended, “Independence Discussions with Audit Committees,” and the Audit Committee has discussed with Grant Thornton LLP their firm’s independence.

Based on their review of the consolidated financial statements and discussions with and representations from management and Grant Thornton LLP referred to above, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.

It is not the duty of the Audit Committee to plan or conduct audits or to determine that our financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States.  That is the responsibility of management and our independent registered public accounting firm.

In giving its recommendation to our Board, the Audit Committee relied on (1) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and (2) the report of our independent registered public accounting firm with respect to such financial statements.

Respectfully submitted by the Audit Committee. Douglas J. McEachern, Chair Dr. Judy Codding Guy Adams

BENEFICIAL OWNERSHIP OF SECURITIES

Except as described below, the following table sets forth the shares of Class A Stock and Class B Stock beneficially owned on the Record Date (October 26, 2022) by:

•	each of our Directors;
•	each of our current named executive officers (“NEOs”) set forth in the Summary Compensation Table of this Proxy Statement;
•	each person known to us to be the beneficial owner of more than 5% of our Class B Stock; and
•	all of our Directors and executive officers as a group.

Except as noted, and except pursuant to applicable community property laws, we believe that each beneficial owner has sole voting power and sole investment power with respect to the shares shown.  An asterisk (*) denotes beneficial ownership of less than 1%.

	Amount and Nature of Beneficial Ownership (1)
	Class A Stock (non-voting)		Class B Stock (voting)
Name and Address of Beneficial Owner	Number of Shares	Percentage of Stock	Number of Shares	Percentage of Stock
Directors and NEOs
Margaret Cotter (2) (7)	2,484,268	12.2%	1,158,988	69.0%
Ellen M. Cotter (3) (7)	2,529,469	12.4%	457,166.4	27.2%
Guy W. Adams	37,270	*	--	--
Dr. Judy Codding	21,752	*	--	--
Douglas J. McEachern	50,570	*	--	--
Gilbert Avanes (4)	36,726	*	--	--
Robert F. Smerling (5)	56,334	*	--	--
S. Craig Tompkins (6)	95,185	*	--	--

Greater than 5% Stockholders
James J. Cotter Living Trust (7) c/o Reading International, Inc. 5995 Sepulveda Blvd. Culver City, California 90230	1,163,649	5.7%	--	--
Estate of James J. Cotter, Sr. (Deceased) (7) c/o Reading International, Inc. 5995 Sepulveda Blvd.Culver City, California 90230	326,800	1.6%	100,000	6.0%
Mark Cuban (8) 2931 Elm Street Dallas, Texas 75226	--	--	205,627	12.2%
GAMCO (9) One Corporate Center Rye, New York 10580	569,969	2.8%	84,530	5.0%
All Directors and executive officers as a group (13 persons) (10)	3,871,282	18.8%	185,100	11.0%

(1)Percentage ownership is determined based on 20,363,234 shares of Class A Stock and 1,680,590 shares of Class B Stock outstanding as of October 26, 2022.  Beneficial ownership has been determined in accordance with SEC rules.  Shares subject to stock options, RSUs or PRSUs that are currently exercisable or that have vested, or that will become exercisable or have vested within 60 days, following the date as of which this information is provided, are deemed to be beneficially owned by the person holding the stock options, RSUs or PRSUs and are deemed to be outstanding in computing the percentage ownership of that person, but not in computing the percentage ownership of any other person.

(2) The Class A Stock shown includes 776,926 shares held directly and 29,186 shares subject to stock options. The Class A Stock shown also includes 84,956 shares held by the James J. Cotter Education Trust #1.  Margaret Cotter is sole Trustee of the James J. Cotter Education Trust #1 and, as such, is deemed to beneficially own such shares.  The Class A Stock shown includes 326,800 shares of Class A Stock that are part of the Cotter Estate.  As Co-Executors of the Cotter Estate, Margaret. Cotter and Ellen M. Cotter are each deemed to beneficially own such shares.  The shares of Class A Stock shown includes 1,163,649 shares held by the Cotter Living Trust.  See footnote 7 to this table for information regarding beneficial ownership of the shares held by the Cotter Estate and/or the Cotter Living Trust.  As Co-Trustees of the Living Trust, Margaret Cotter and Ellen Cotter are each deemed to beneficially own such shares.  The Class A Stock shown also includes 102,751 shares held by the Cotter Foundation, of which Margaret Cotter and Ellen M. Cotter are Co-Trustees and accordingly each deemed a beneficial owner.

The Class B Stock shown include 342,266.4 shares owned directly by Margaret Cotter, 307,166.4 shares owned by Ellen M. Cotter but as to which Ellen M. Cotter has granted sole voting power and, pending negotiation and execution of a definitive stockholders agreement between them,  shared dispositive power to Margaret Cotter, and 409,555.2 shares held of record by the Cotter Estate and/or the Cotter Living Trust, approved for distribution to a to-be-formed trust for the benefit of the children of Margaret Cotter and over which Margaret Cotter has sole voting and dispositive power.    Margaret Cotter also has shared voting power and dispositive power with her sister, Ellen M. Cotter, over an additional 100,000 shares of our Class B Stock.

Margaret Cotter disclaims beneficial ownership of the shares held by the James J. Cotter Education Trust #1, the Cotter Foundation, the Cotter Estate and the Cotter Living Trust, except to the extent of her pecuniary interest, if any, in such shares.

(3)The Class A Stock shown includes 821,682 shares held directly and 114,587 shares subject to stock options.  The Class A Stock shown also includes 102,751 shares held by the Cotter Foundation of which Ellen M. Cotter and Margaret Cotter are Co-Trustees and accordingly, are each deemed to own such shares.  The Class A Stock shown also includes 326,800 shares that are part of the Cotter Estate.  As Co-Executors of the Cotter Estate, Ellen M. Cotter and Margaret Cotter are each deemed to beneficially own such shares.  The shares of Class A Stock shown also include 1,163,649 shares held by the Cotter Living Trust.  See footnote 7 to this table for information regarding beneficial ownership of the shares held by the Cotter Estate and the Cotter Living Trust.  As Co-Trustees of the Cotter Living Trust, Ellen M. Cotter and Margaret Cotter are deemed to beneficially own such shares.

The Class B Stock shown includes (i) 50,000 shares owned directly by Ellen M. Cotter, (ii) 100,000 of shares of Class B Stock held by the Cotter Estate and (iii) 307,166.4 shares of Class B Stock of which Margaret Cotter has sole voting power and, pending the negotiation and execution of a definitive stockholders agreement between them, shared dispositive power over such shares even though she retains all pecuniary interest in such shares.

Ellen M. Cotter disclaims beneficial ownership of the shares held by the Cotter Foundation, the Cotter Estate and the Cotter Living Trust, except to the extent of her pecuniary interest, if any, in such shares.

(4)             The Class A Stock shown includes 25,081 shares held directly and 11,645 shares subject to stock options.

(5)             The Class A Stock shown includes 27,193 shares held directly and 29,141 shares subject to stock options.

(6)

The Class A Stock shown includes 10,219 shares held directly and 29,141 shares subject to stock options. The Class A Stock shown also includes 55,825 shares held by various retirement accounts, and as such Craig Tompkins is deemed to beneficially own such shares.

(7)Effective September 19, 2022, (i) subject to the final administration of the Cotter Estate, 327,808 shares of Class B Stock held of record by the Cotter Estate will be distributed to a to-be-formed trust for the benefit of the children of Margaret Cotter, (ii) 307,166.4 shares of the Class B Stock held by the Cotter Living Trust were conveyed to Ellen M. Cotter, (iii) 307,166.4 shares of the Class B Stock held by the Cotter Living Trust were conveyed to Margaret Cotter, and (iv) 81,747.2 shares of the Class B Stock were approved for distribution to the to-be-formed trust for the benefit of the children of Margaret Cotter.  As a result of these transactions, the table sets forth only the residual 100,000 shares of such Class B Stock as beneficially owned by the Cotter Estate and no Class B Stock as beneficially owned by the Cotter Living Trust. Margaret Cotter and Ellen M. Cotter continue to have shared voting and dispositive power over the 100,000 shares of Class B Stock beneficially owned by the Estate.  Pursuant to the terms of the settlement agreement, Margaret Cotter now has sole voting and sole dispositive power over the 327,808 shares of Class B Stock held by the Cotter Estate and the 81,747.2 shares of Class B Stock held by the Cotter Living Trust that are to be distributed to the to-be-formed trust for her children.

(8)Based on Mr. Cuban's Form 4 filed with the SEC on September 30, 2022.

(9)Based on GAMCO Investors, Inc.’s Schedule 13D filed with the SEC on December 26, 2017, on behalf of Mario J. Gabelli (“Mario Gabelli”) and various entities which Mario Gabelli directly or indirectly controls or for which he acts as Chief Investment Officer.

(10)  The Class A Stock shown includes 261,220 shares subject to stock options currently exercisable or exercisable, and RSUs that have vested or will vest, within 60 days.

Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and Directors and persons who own more than 10% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the SEC and to provide us with copies of those filings. Based solely on our review of the reports that have been filed by or on behalf of such persons and on the written representations of certain reporting persons, we believe that all of our executive officers and Directors, and greater than 10% beneficial owners, complied with the reporting requirements of Section 16(a) by timely filing all required Section 16(a) forms.

EXECUTIVE OFFICERS

The following table sets forth information regarding our current executive officers, other than Chair Cotter and Vice-Chair Cotter, whose information is set forth above under “Directors.”

Name	Age	Title
Gilbert Avanes	48	Executive Vice President, Chief Financial Officer and Treasurer
Robert F. Smerling	87	President, U.S. Cinemas
S. Craig Tompkins	71	Executive Vice President, General Counsel
Andrzej Matyczynski	70	Executive Vice President, Global Operations
John Goeddel	59	Executive Vice President, Chief Information Officer
Terri Moore	71	Executive Vice President, US Cinemas Operations
Steve Lucas	52	Vice President, Chief Accounting Officer, and Controller
Mark Douglas	52	Managing Director – Australia and New Zealand

Gilbert Avanes.  Mr. Avanes was appointed Executive Vice President, Chief Financial Officer and Treasurer on November 5, 2019.  Mr. Avanes has been an employee of and consultant to our Company since August 2007, most recently serving as Interim Chief Financial Officer and Treasurer of our Company, from January 24, 2019, through November 4, 2019.  Prior thereto, Mr. Avanes served as our Vice President of Financial Planning and Analysis (January 2016 to January 2019), Senior Director of Financial Planning and Analysis (January 2012 to December 2015), and as a consultant and then Senior Finance Manager (August 2007 to December 2011).  Prior to joining the Company, Mr. Avanes served in various finance and accounting roles over the course of a decade at Toronto-Dominion Bank Financial Group located in Toronto, Canada.  Mr. Avanes is a Certified Public Accountant (U.S.) and Chartered Professional Accountant (CPA, CGA) (Canada) and has a Master of Business Administration from Laurentian University and a Bachelor of Commerce (Major in Accounting and Minor in Finance) from Toronto Metropolitan University.

Robert F. Smerling.  Mr. Smerling has served as President of our U.S. cinema operations since 1994.  He has been involved in the acquisition and/or development of all of our existing domestic cinemas.  Prior to joining our Company, Mr. Smerling was the President of Loews Theaters, at that time a wholly owned subsidiary of Sony.  While at Loews, Mr. Smerling oversaw operations at some 600 cinemas employing some 6,000 individuals and the development of more than 25 new multiplex cinemas.  Among Mr. Smerling's accomplishments at Loews was the development of the Lincoln Square Cinema Complex with IMAX in New York City, which continues today to be one of the top grossing cinemas in the United States.  Prior to Mr. Smerling's employment at Loews, he was Vice Chair of USA Cinemas in Boston, and President of Cinema National Theatres.  Mr. Smerling, a recognized leader in our industry, has been a director of the National Association of Theater Owners, the principal trade group representing the cinema exhibition industry.

S. Craig Tompkins.  Mr. Tompkins has worked in various capacities for our Company and its predecessors for more than the past twenty-nine (29) years. He has served as Vice-Chair of our Company and as the President of two of its predecessors’ public companies, as a consultant and outside counsel and, since 2017, as Executive Vice President and General Counsel.  Prior to his employment at our Company, Mr. Tompkins was a partner at Gibson, Dunn & Crutcher.  Mr. Tompkins is a principal equity holder in and, between 2007 to 2017, served as the Executive Chair and, since 2017, as the Chair of Marshall & Stevens, Incorporated, a privately held valuation and consulting firm specializing in the valuation of real estate, business enterprises and alternative energy assets.  From 1993 to 2006 (when the company went private), Mr. Tompkins served as a director and as the Chair of the Audit Committee of G&L Realty (an NYSE REIT specializing in medical properties), and from 1998 to 2001 (when the bank was sold) as a member of the Board of Directors, of the Compensation Committee, and of the Special Independent Committee of Fidelity Federal Bank, FSB.  Mr. Tompkins is also the Chair and Chief Executive Officer of Kirtland Farms, Inc. (a Tompkins family-owned agricultural operation in Southern Oregon).  Mr. Tompkins holds a Bachelor of Arts (Magna Cum Laude) from Claremont McKenna College, and a Juris Doctorate (Magna Cum Laude) from the Harvard Law School, where he was on the Board of Student Advisors and served as research assistance to Professor James Casner (then serving as the Reporter to the Restatement of Property 2nd).  Following Harvard Law School, Mr. Tompkins served as law clerk to the Honorable Justice Dean Bryson on the Oregon Supreme Court, before joining Gibson, Dunn & Crutcher.

Andrzej J. Matyczynski.  Mr. Matyczynski was appointed as our Executive Vice President—Global Operations on March 10, 2016.  From May 11, 2015, until March 10, 2016, Mr. Matyczynski acted as the Strategic Corporate Advisor to the Company, and served as our Chief Financial Officer and Treasurer from November 1999 until May 11, 2015 and as Corporate Secretary from May 10, 2011 to October 20, 2014.  Prior to joining our Company, he spent 20 years in various senior roles throughout the world at Beckman Coulter Inc., a U.S. based multi-national corporation.  Mr. Matyczynski holds a Master's Degree in Business Administration from the University of Southern California.

John Goeddel. Mr. Goeddel serves as the Executive Vice President, Chief Information Officer; he was appointed to this position on December 8, 2021. Mr. Goeddel has been an employee of our Company since December 2003, most recently serving as Executive Vice President, Chief Information Officer. Prior thereto, Mr. Goeddel served as our Chief Information Officer (2016), Director of Information Technology (December 2003 to 2016). Prior to joining Reading, Mr. Goeddel served in various information technology and cinema operation roles over the course of 25 years at Decurion located in Beverly Hills, CA. Mr. Goeddel has a Bachelors in Business Administration with an IT concentration from Colorado Technical University.

Terri Moore. Ms. Moore serves as the Executive Vice President, U.S. Cinema Operations; she was appointed to this position on December 8, 2021. Ms. Moore joined the Company in 2001 in New York as Director of Theatre Operations, and in 2008 moved to Los Angeles to become Vice President, U.S. Cinema Operations. Ms. Moore started her career in the motion picture theatre business as an hourly concessions employee in 1968. A year later she joined Pacific Theatres where she held many different executive positions namely general manager, district manager, HR training & development and Special Project Manager for their theatre operations in Warsaw, Poland. Terri lived in Poland for three years and was responsible for the opening of one of Poland’s first modernized cinema circuits.

Steven J. Lucas.  Mr. Lucas was appointed as our Vice President, Controller and Chief Accounting Officer in 2015.  From 2011 to 2015, Mr. Lucas worked in our accounting group holding the role of Asia Pacific Controller.  Prior to joining our Company, Mr. Lucas worked for Arthur Andersen and EY for more than sixteen (16) years.  He is a Chartered Accountant and has been a member of Chartered Accountants Australia and New Zealand for over twenty-one (21) years.  He holds a Bachelor’s Degree in English Literature and History from Victoria University of Wellington, and a Post Graduate Diploma in Accounting from the Graduate School of Business and Government Administration of Victoria University of Wellington.

Mark D. Douglas.  Mr. Douglas is currently our Managing Director, Australia and New Zealand, overseeing our international cinema and real estate operations.  Mr. Douglas first joined our Company in 1999, and was appointed as Managing Director, Reading Cinemas Australia and New Zealand on July 1, 2018.  From 2005 to 2018, Mr. Douglas worked in our Real Estate division holding numerous roles including Director Property Development, Development Manager and General Manager Property. Prior thereto, Mr. Douglas worked in our finance team, moving into the role of National Operations Manager for our cinema division in 2001. Prior to joining our Company, Mr. Douglas worked for Myer Stores, a retail department store chain, in various business management and administration roles. Mr. Douglas earned a Master's Degree in Business Administration from Deakin University, Geelong Victoria and is a registered Certified Practicing Accountant with CPA Australia.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Role and Authority of the Compensation Committee

Background

As a “controlled company”, we are exempt from the Nasdaq Listing Rules regarding the determination of executive compensation solely by independent directors. Notwithstanding such exemption, we have established a standing Compensation Committee consisting of three of our independent Directors.  Our Compensation Committee charter requires our Compensation Committee members to meet the independence rules and regulations of the SEC and the Nasdaq Stock Market.

Compensation Committee Charter3

Our Compensation Committee Charter delegates significant executive compensation responsibilities to our Compensation Committee, including:

•	to establish our compensation philosophy and objectives;
•	to review and approve all compensation, for our CEO and our executive officers[2]
•	to approve all employment agreements, severance arrangements, change in control provisions and agreements and any special or supplemental benefits applicable to our CEO and other executive officers;
•

to approve and adopt, on behalf of our Board, incentive compensation and equity-based compensation plans, or, in the case of plans requiring stockholder approval, to review and recommend such plan to the stockholders;

•

to review the disclosures made in the Compensation Discussion and Analysis and advise our Board whether, the Compensation Discussion and Analysis is satisfactory for inclusion in our annual report on Form 10-K and proxy statement;

•	to prepare an annual compensation committee report for inclusion in our proxy statement for the annual meeting of stockholders;
•	to administer our equity-based compensation plans, including the grant of stock options and other equity awards under such plans; and
•	to consider the results of the most recent stockholder advisory vote on executive compensation when determining compensation policies and making decisions on executive compensation.

Under our Compensation Committee Charter, any compensation determinations pertaining to Ellen M. Cotter and Margaret Cotter are subject to review and approval by our Board.  Further, our Compensation Committee periodically reviews and makes recommendations to our Board regarding Director compensation.

The Compensation Committee Charter is available on our website at https://investor.readingrdi.com/governance/governance-documents/default.aspx.

Our Executive Compensation Philosophy

Our executive compensation philosophy is to: (1) attract and retain talented and dedicated management team members; (2) provide overall compensation as competitive in our industry; (3) correlate annual cash bonuses to the achievement of our business and financial objectives; and (4) provide management team members with appropriate long-term incentives aligned with stockholder value.  While we believe that our entire executive compensation package contributes to these goals, the base salaries we offer generally support goals 1 and 2 above, our short-term incentive bonuses generally support goals 1, 2 and 3 above, and our long-term incentives generally support goals 1, 2 and 4 above.

____________________

3 Under our Compensation Committee Charter, “executive officer” is defined to mean the chief executive officer, president, chief financial officer, general counsel, principal accounting officer, any executive vice president of the Company and any managing director of Reading Entertainment Australia, Pty Ltd and/or Reading New Zealand, Ltd

Our Executive Compensation Practices At A Glance

What We Do	What We Do NOT Do

DO pay for performance. Our Short-Term Incentive Bonuses — a significant portion of the compensation package provided to our “named executive officers” (“NEOs”) —are tied to meeting our Company and individual performance goals.

NO pledging permitted by directors or Section 16 officers without prior notice to Compliance Officer and Audit Committee Chair.
DO provide minimum vesting periods for our long-term incentive awards.	NO individual hedging or derivative transactions permitted by directors or Section 16 officers.
DO provide long-term incentive awards that are subject to performance criteria.	NO NEO may engage in puts or calls or engage in short sales in our securities.
DO utilize both time vested and performance linked long-term incentive awards.	NO “single trigger” change in control payments for the benefit of our NEOs.
DO empower the Board to claw back short-term incentive compensation if there is an accounting restatement due to material noncompliance with securities laws.	NO golden parachute tax gross ups.
DO use an independent compensation consultant.
DO appoint a Compensation Committee comprised solely of independent directors even though not required.
DO require NEOs and Directors to meet Company stock ownership requirements.

Executive Compensation

This Compensation Discussion and Analysis (“CD&A”) and the executive compensation disclosures below are provided for the individuals who were our NEOs for 2021, who we refer to collectively as the “NEOs”.

Name	Title
Ellen M. Cotter	Chief Executive Officer and President
Gilbert Avanes	EVP, Chief Financial Officer and Treasurer
Margaret Cotter	EVP, Real Estate Management and Development
S. Craig Tompkins	EVP, General Counsel
Robert F. Smerling	President, U.S. Cinemas

Compensation Setting Process; Role of Compensation Consultant

In the first quarter of 2021, our Compensation Committee set executive compensation for our NEOs for calendar year 2021.  This followed consultation with the Committee’s independent compensation consultant, AON, our Chief Executive Officer, and our outside legal counsel.  As part of this consideration, our Compensation Committee reviewed our Company’s compensation levels, programs and practices.  The Compensation Committee assessed the independence of AON pursuant to SEC rules and the Nasdaq Listing Standards and concluded that AON is independent. AON prepared materials that, among other things, measured our executive compensation against compensation paid by peer group companies, including break downs by the 25th, 50th and 75th percentiles of such peer group companies.  The 50th percentile was the median compensation paid by such peer group companies to executives performing similar responsibilities and duties. The summary included base salary, short-term incentive (cash bonus) and long-term incentive (equity awards) of the peer group companies to the base salary, short-term incentive and long-term incentive provided to our executives and management.

For 2021, our Compensation Committee generally compared the compensation levels of our NEOs, but focused AON to prepare materials primarily on the Chief Executive Officer and the Executive Vice President—Real Estate and Development-NYC, and analyzed such data  with the compensation levels of executives at the following entities which we refer to as our “peer group”: Acadia Realty Trust, Cedar Realty Trust Inc., Global Eagle Entertainment Inc., IMAX Corporation, Kite Realty Group Trust,  National CineMedia, Inc., The Marcus Corporation,

Pennsylvania Real Estate Investment Trust, Retail Opportunity Investments Corp., Retail Properties of America, RPT Realty, Saul Centers Inc., Urstadt Biddle Properties Inc., and Village Roadshow Ltd.  However, our Compensation Committee used this information as just one factor in determining compensation and did not strictly attempt to benchmark our NEOs compensation to a single level as compared to the peer group.

Our Compensation Committee established (i) 2021 annual base salaries at levels that it believed were generally competitive with executives in our peer group (in part based upon certain data prepared by AON and prior years’ reports and analyses for other NEOs), except for the base salary of our CEO and President, which was between the 25th and 50th percentile of our peer group in both 2020 and 2021, (ii) short-term incentive awards in the form of annual cash bonuses, and (iii) long-term incentive awards in the form of time vested restricted stock units (“RSUs”) and performance based restricted stock units (“PRSUs”) that are used as a retention tool and as a means to further align an executive’s long-term interests with those of our stockholders, with the ultimate objective of affording our executives an appropriate incentive to help drive increases in stockholder value.

As will be discussed below, 2021 saw a continuation of the  COVID-19 pandemic, and the resulting dramatic impacts on our business and liquidity. In this regard:

• Our CEO supported and our Compensation Committee concurred that 2021 NEO base salaries and STI opportunities should remain flat in 2021 compared to the prior year, but increased LTI grants by approximately 25%.

• Despite the strong efforts of our NEOs and employees, our Compensation Committee had determined that no STI cash bonuses would be authorized for 2020 performance given early 2021 concerns about liquidity (such STI cash bonuses traditionally would have been payable in the first quarter of 2021).

• Because our Compensation Committee did not authorize the pay-out in the first quarter of 2021 of NEO STI cash bonuses based on 2020 performance, our Compensation Committee authorized consideration of a potential 2021 mid-year partial STI payment based upon our then liquidity status and performance. Any partial payments were to be deducted from the total amount authorized for 2021 STI payments.   In August 2021, the Compensation Committee authorized the pay-out of 50% of the maximum STI cash bonus for 2021.

• In 2021, all long-term incentives awarded to our NEOs by our Compensation Committee were in RSUs and PRSUs. This approach, first adopted in 2019 in combination with the determination not to issue stock options, was based upon advice of our Compensation Committee’s then independent compensation consultant, Willis Towers Watson, and affirmed by AON as our Compensation Committee’s independent compensation consultant for 2020 and 2021, as representing the trend in other public company compensation.

• Our Compensation Committee concluded that the 2021 PRSU performance metrics would be determined in the discretion of our Compensation Committee. This continued our Compensation Committee’s determination made for 2020 for both our STIs and our PRSUs, since the COVID-19 pandemic had struck causing.

Our Compensation Committee expects that it will continue to evaluate both executive performance and compensation to maintain our ability to attract and retain highly qualified executives in key positions and to assure that compensation provided to executives remains competitive when compared to the compensation paid to similarly situated executives of companies with whom we compete for executive talent or that we consider comparable to our Company.

Role of Chief Executive Officer in Compensation Decisions

At our Compensation Committee’s direction in early 2021, our Chief Executive Officer prepared an executive compensation review for each NEO (other than the Chief Executive Officer), as well as the full executive team, which included recommendations for:

•	2021 Base Salary

•	A proposed year-end short-term incentive in the form of a target cash bonus based on the achievement of certain objectives; and

•	A long-term incentive in the form of RSUs for the next year under review

In the first quarters of 2021 and 2022 and for consideration of potential mid-year STI payments, in July and August of 2021, our Compensation Committee performed annual and mid-year reviews, respectively, of 2021 NEO performance, including consideration of analyses, presentations and extensive dialogues by and with our Chief Executive Officer regarding each element of NEO compensation arrangements.

Stockholder Advisory Vote

As part of its compensation setting process, our Compensation Committee also considers the results of the prior year’s stockholder advisory vote on our executive compensation.  Our Compensation Committee believes these voting results provide useful insight as to whether stockholders agree that our Compensation Committee is achieving its goal of designing and administering an executive compensation program that promotes the best interests of our Company and our stockholders by providing our executives with appropriate compensation and meaningful incentives to deliver strong financial performance and increase stockholder value.  As part of its 2021 compensation setting process, the Compensation Committee reviewed the results of the 2020 stockholder advisory vote, in which approximately 99.4% of the votes cast on the nonbinding advisory vote were voted in favor of our executive compensation program.

Chief Executive Officer Compensation

For 2021, our Compensation Committee was provided with materials from our compensation consultant, AON. As in prior years, our Compensation Committee interviewed our Chief Executive Officer to obtain a thorough understanding of the factors to be considered in making discretionary decisions to determine our Chief Executive Officer's compensation, including extensive discussions regarding her performance. Our Compensation Committee met in executive sessions without our Chief Executive Officer present to consider the Chief Executive Officer’s compensation, including base salary, cash bonus and equity awards, if any. With the exception of these executive sessions of our Compensation Committee, our Chief Executive Officer participated in most deliberations of our Compensation Committee relating to NEO compensation. However, our Compensation Committee excused our Chief Executive Officer for certain deliberations with respect to the compensation recommended for Executive Vice President, Real Estate and Development, Margaret Cotter, the sister of our Chief Executive Officer, Ellen M. Cotter.

In March 2021, the Compensation Committee found that our Chief Executive Officer, Ms. Cotter, had continued to demonstrate substantial leadership, particularly in light of COVID-19 related challenges. Peer data provided by AON showed that while her 2020 base salary was between the 25th and 50th percentile of the peer group, the lack of bonus payout in 2020 resulted in “lower actual total cash compensation.” The AON report showed that the 25th, 50th and 75th percentiles in the peer group of Chief Executive Officer base salaries were $543,800, $648,400 and $805,400, respectively. Our CEO’s base salary for 2021 was $600,000. However, AON also summarized that “[t]he long-term incentive opportunity at Reading continue to lag the market” and found that our Chief Executive Officer was below the 25th percentile in LTI grants. AON found that the 25th, 50th and 75th percentiles in the peer group of Chief Executive Officer LTI grants were $812,000, $1,252,200, and $1,635,500, respectively. Our Chief Executive Officer’s LTI grant for 2021 was $400,000, again, substantially below the 25th percentile.

As discussed in more detail below under “Short-Term Incentives,” our Chief Executive Officer, like all of our NEOs, received no STI bonus for 2020. Our CEO was granted an STI cash bonus opportunity of $600,000 (based on 100% of her base salary), all of which was awarded to her by our Compensation Committee for 2021 performance.

2021 Base Salaries

Our Compensation Committee reviewed the executive pay summary prepared by AON and other factors and engaged in extensive deliberation and then approved4 the following 2021 base salaries for the following NEOs.

Name	Title	2021 Base Salary
Ellen Cotter	Chief Executive Officer and President	$600,000
Gilbert Avanes	EVP, Chief Financial Officer and Treasurer	$340,000
Margaret Cotter	EVP, Real Estate Management and Development	$450,000
S. Craig Tompkins	EVP, General Counsel	$437,750
Robert F. Smerling	President, U.S. Cinemas	$412,200

2021 Short-Term Incentives

The STIs authorized by our Compensation Committee provide our NEOs with an opportunity to earn an annual cash bonus, typically based upon the achievement of certain of our Company’s financial goals, division goals and individual goals, recommended by our Chief Executive Officer and approved by our Compensation Committee during the first quarter of the applicable year. Under our Compensation Committee Charter, the compensation payable to our Chief Executive Officer and President, Ellen M. Cotter and our Executive Vice President, Real Estate and Development, Margaret Cotter, must also be approved by our full Board. Participants in the STI program are advised of their annual potential target bonus expressed as a percentage of the participant’s base salary and by dollar amount.

Our Compensation Committee considered whether to pay STI cash bonuses for 2021 NEO at both a mid-year point and after the end of the full year. The mid-year consideration occurred in August 2021 and the full year consideration took place in March 2022. Our Compensation Committee (i) considered the extensive and extraordinary efforts of the Company’s NEOs, other executive officers and employees to maintain the Company’s business considering the extraordinarily negative environmental and business impacts caused by COVID-19 as it continued to impact the Company throughout 2021; (ii) recognized the efforts by the NEOs, other executive officers and the employees and that without such efforts, the Company’s business and future opportunities would have been substantially impaired; and (iii) found that the performance of the NEOs, other executive officers and employees met and exceeded in many cases the performance that would have been required. Additionally, our Compensation Committee considered the unique liquidity challenges faced by the Company caused by COVID-19.

In considering eligibility for 2021 STI cash bonuses, our Compensation Committee:

(i)	Reviewed and discussed extensive materials presented summarizing 2021 Company goals and 2021 NEO personal objectives, in each case comparing the same to summaries of 2021 Performance.
(ii)

Noted that it was a critical factor for the Company in 2021 that in performance against Company goals, the preservation of Company cash and execution of strategies for the long-term preservation of the Company’s business was critical.

(iii)	Considered the CEO’s recommendations using her discretionary recommendations about performance given the overall efforts and performance achieved by the management team during the year
(iv)	Conducted a person-by-person review of performance for each NEO and the recommendations from CEO Cotter.

____________________

4 Under our Compensation Committee Charter, any compensation determinations pertaining to Ellen M. Cotter and Margaret Cotter are subject to review and approval by our Board excluding, in each case, the votes of Ellen M. Cotter or Margaret Cotter.

The following table describes 2021 STIs paid to our NEOs – the amounts were paid fifty percent (50%) in August 2021 and fifty percent (50%) in April 2022:

Name:	Title:	STI Amount:
Ellen Cotter	Chief Executive Officer and President	$600,000
Gilbert Avanes	EVP, Chief Financial Officer and Treasurer	$170,000
Margaret Cotter	EVP, Real Estate Management and Development	$157,500
S. Craig Tompkins	EVP, General Counsel	$153,212
Robert F. Smerling	President, U.S. Cinemas	$144,270

Long-Term Equity Awards

Long-Term incentives utilized the equity-based plan under our 2020 Stock Incentive Plan (“2020 Stock Plan”) for the grants made in April 2021.

Our Compensation Committee granted both time vested RSUs and performance based PRSUs to our NEOs in 2021. In 2021, as in 2020, our Compensation Committee made the entire long-term incentive award to our NEOs in the form of restricted stock units and performance based restricted stock units. Our Compensation Committee adopted a mix of time-based RSUs and performance based PRSUs for our NEOs as follows: 50% RSUs and 50% PRSUs to our Chief Executive Officer and 75% RSUs and 25% PRSUs to our other NEOs.

Our Compensation Committee, based upon the input of its independent compensation consultant taking into account peer group data, set the amounts of LTI grants based on a percentage of each of the NEOs base salary. RSUs vest ratably over a four (4) year period with 1/4th vesting on each anniversary date of the grant date, and the PRSUs vest on the third anniversary date of the grant date, subject to the achievement of certain performance metrics set by our Compensation Committee.

As was the case with all 2021 executive compensation decisions and as discussed above under “2021 Short Term Incentives,” our Compensation Committee made a number of decisions driven by the unique circumstances presented by the COVID-19 pandemic.

In the first quarter of 2021, our Compensation Committee (i) considered the extensive and extraordinary efforts of the Company’s NEOs, other executive officers and employees to maintain the Company’s business considering the extraordinarily negative environmental and business impacts caused by COVID-19; (ii) recognized the efforts by the NEOs, other executive officers and the employees and that without such efforts, the Company’s business and future opportunities would have been substantially impaired; and (iii) found that the performance of the NEOs, other executive officers and employees met and exceeded in many cases the performance that would have been required. Our Compensation Committee determined that 100% of the performance element for the first year of the three-year performance period for the PRSUs granted in 2020 (the “2020 PRSUs”) had been achieved.

In light of the continuing impacts of COVID-19 and the uncertainty created by the ever-changing business environment, including the lack of certainty on the reopening of our cinemas in the various jurisdictions, our Compensation Committee determined to maintain a discretionary approach with respect to the second of the three-year performance period with respect to the 2020 PRSUs and to defer actual performance metrics for the third year until March 2022. For PRSU grants made in the first quarter of 2021 (the “2021 PRSUs”), our Compensation Committee determined for the first of the three-year performance period, our Compensation Committee would likely rely on its discretion in determining performance and to defer actual performance metrics for the second and third year until March 2022. Our Compensation Committee concluded in the first quarter of 2022, that with respect to the 2021 PRSUs, 100% of the performance element of the first year of the three-year performance period had been achieved and that with respect to the 2020 PRSUs, the second year of the three-year performance period has been achieved. Such grants included our NEOs and are included within the RSU amounts reflected in the table below.5

____________________

5 Under our Compensation Committee Charter, any compensation determinations pertaining to Ellen M. Cotter and Margaret Cotter are subject to review and approval by our Board, excluding, in each case, the votes of Ellen M. Cotter or Margaret Cotter.

The following grants were made for 2021 on April 5, 2021:

		April 5, 2021
Name	Title	Dollar Amount of Restricted Stock Units	Dollar Amount of Performance-Based Restricted Stock Units
Ellen M. Cotter	Chief Executive Officer and President	$200,000	$200,000
Gilbert Avanes	EVP, Chief Financial Officer and Treasurer	$146,250	$48,750
Margaret Cotter	EVP, Real Estate Management and Development	$146,250	$48,750
S. Craig Tompkins	EVP, General Counsel	$146,250	$48,750
Robert F. Smerling	President, U.S. Cinemas	$146,250	$48,750

The 2021 LTI awards granted on April 5, 2021, are subject to other terms and conditions set forth in the 2020 Stock Plan and award grants. Individual grants include certain accelerated vesting provisions. In the case of employees, the accelerated vesting will be triggered upon (i) the award recipient’s death or disability, (ii) certain corporate transactions in which the awards are not replaced with substantially equivalent awards, or (iii) upon termination without cause or resignation for “good reason” within twenty-four months of a change of control, or a corporate transaction where equivalent awards have not been substituted.

Other Elements of Compensation

Retirement Plans

We maintain a 401(k)-retirement savings plan (our “401(k) Plan”) that allows eligible employees to defer a portion of their compensation, within limits prescribed by the Internal Revenue Code, on a pre- and post-tax basis through contributions to the plan. Our NEOs are eligible to participate in our 401(k) Plan on the same terms as other employees that meet the age and service requirements. Currently, we match contributions made by participants in our 401(k) Plan up to a specified percentage, and these matching contributions are fully vested as of the date on which the contribution is made. We believe that providing a vehicle for retirement savings through our 401(k) Plan, and making fully vested matching contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation policies.

Other Retirement Plans

In March 2016, our Compensation Committee approved a one-time retirement benefit for Robert Smerling, President, US Cinemas, due to his significant long-term service to the Company.  The retirement benefit is a single year benefit in an amount equal to the average of the two highest total cash compensation (base salary plus cash bonus) years paid to Mr. Smerling in the then most recently completed five-year period.

On August 29, 2017, our Compensation Committee approved a one-time retirement benefit for Craig Tompkins, Executive Vice President and General Counsel, incident to his retention as our General Counsel.  The retirement benefit is the same as that provided to Mr. Smerling, except calculated net of the amount of $197,060, paid to Mr. Tompkins under a separate vested benefit program established by one of the two companies acquired by the Company as a part of the consolidation transaction in 2000.

We currently maintain no other retirement plan for our above identified NEOs.

Key Person Insurance

We maintain life insurance on certain individuals who we believe to be key to our management, including certain NEOs.  If such individual ceases to be our employee or independent contractor, as the case may be, she or he is permitted, by assuming responsibility for all future premium payments, to replace our Company as one of the beneficiaries under such policy.  These policies allow each such individual to purchase up to an equal amount of insurance for such individual’s own benefit.  In the case of our employees, the premium for both the insurance as to which we are the beneficiary and the insurance as to which our employee is the beneficiary, is paid by us.  In the case of NEOs, the premium paid by us for the benefit of such individual is reflected in the Compensation Table in the column captioned “All Other Compensation.”

Employee Benefits and Perquisites

Our NEOs are eligible to participate in our health and welfare plans to the same extent as all full-time employees generally.  We do not generally provide our NEOs with perquisites or other personal benefits.

Tax and Accounting Considerations

Deductibility of Executive Compensation

Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to a covered employee in a taxable year to the extent that compensation to such covered employee exceeds $1,000,000. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from Reading, may cause this limitation to be exceeded in any particular year.  A covered employee for a given taxable year is any individual who meets any of the following requirements: (i) is or was our principal executive officer or principal financial officer, or was acting in such a capacity, at any time during the taxable year, (ii) is one of our three most highly compensated officers whose compensation we are required to report to our stockholders pursuant to the Securities Exchange Act of 1934 for such year (excluding individuals described in clause (i)), or (iii) was a covered employee for any taxable year beginning after December 31, 2016.

Nonqualified Deferred Compensation

We believe we are operating, where applicable, in compliance with the tax rules applicable to nonqualified deferred compensation arrangements.

Stock Ownership Policy

In April 2017, our Board upon the recommendation of our Compensation Committee, adopted a stock ownership policy for our NEOs and our Directors. Our Board believes that such policy supports the alignment of interests between our NEOs, Directors and stockholders.

Under our stock ownership policy:

•	Our Chief Executive Officer is required to beneficially own Company shares equal to six times her base salary;

•	Our other NEOs are required to beneficially own Company shares equal to one time their base salary; and

•	Our Directors who are not employees of the Company are required to beneficially own Company shares equal to three times their annual base directors’ fee.

When adopted, our Board approved a five-year period (from the later of the Policy adoption or date of hire or election/appointment, as the case may be) for the affected individuals to comply, so formal compliance was not required until this year for those of our executive officers and directors who held their positions in at the time the Policy was adopted in 2017.  The Board has determined a measurement date for determining compliance with this Policy to be the average of the high and the low trading prices on the NASDAQ Capital Markets for our Class A  Stock and our Class B  Stock on the last trading day of each calendar year.   As of that date, all of our executive officers and directors were in compliance with this Policy.

Under our stock ownership policy, the value to be used to measure compliance includes shares held of record or beneficially owned, together with the value of vested and non-vested options (however, in the case of vested and non-vested options, only the amount representing the difference between the exercise price and the closing price of the Company’s Common Stock on the measurement date is included), of RSUs (including PRSUs) and/or of other applicable equity instruments held by such individual.

Clawback Policy

Any STI cash payment made to our NEOs is subject to forfeiture, recovery by the Company or other action pursuant to any agreement evidencing an incentive or any clawback or recoupment policy which the Company may adopt from time to time, including, without limitation, any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act or any successor or replacement law, and implementing rules and regulations thereunder, or as otherwise required by law.

Under our 2020 Stock Plan, all LTIs or shares issued in respect thereof and cash or other proceeds in respect thereof issued to our NEOs are subject to reduction, cancellation, forfeiture and recoupment to the extent necessary to comply applicable law or the listing rules of Nasdaq or other principal stock exchange on which our Common Stock is then listed. In accepting an award under the 2020 Stock Plan, a participant agrees to be bound by any such clawback.

Anti-Put/Call/Short Sale Policy

Our NEOs may not trade in puts or calls or engage in short sales with respect to our Company’s securities.

Anti-Hedging Policy

Our NEOs may not engage in certain hedging transactions with respect to our Company’s securities, such as zero-cost collars, equity swaps, prepaid variable forward contracts and exchange funds.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee is currently composed of Director Dr. Codding, who serves as Chair, and Directors Adams and McEachern. None of the members of the Compensation Committee was, during 2021, an officer or employee of the Company, or formerly an officer of the Company.  None of our executive officers currently serves, or during 2021 served, as a member of the board of directors or compensation committee of any entity that has or had one or more executive officers serving as a member of our Board or our Compensation Committee.

There were no transactions during 2021 between the Company and any of the directors who served as members of the Compensation Committee for any part of 2021 that would require disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions.

Chief Executive Officer Pay Ratio

As of December 31, 2021, we employed approximately 2,025 persons, including seasonal and part-time employees. The median annual total compensation we estimate below, as well as the resulting ratio of Chief Executive Officer Cotter’s compensation to such estimated median annual total compensation, is reflective of both the seasonal and part-time employees. This ratio was also impacted by the fact that of these employees, 1,052 or 55% were employed in Australia and New Zealand, whose compensation figures were impacted by fluctuating currency exchange rates and prevailing wage rates in those jurisdictions for similar positions. During 2021, the Australian Dollar and New Zealand Dollar strengthened against the U.S. Dollar by 8.9% and 8.8%, respectively.

We selected December 31, 2021, as the determination date for identifying this median employee. Chief Executive Officer Cotter, for the fiscal year 2021 received annual total compensation (including base salary, STI and Long-Term Equity) of $1,602,580. Based on the calculation described below, this median employee’s annual total compensation was $6,361.89 as of December 31, 2021. The median employee works as a Regional Cinema Worker, as a regular employee at one of our cinemas located in Australia. As a result, Chief Executive Officer Cotter’s fiscal 2021 total compensation was approximately 252 times greater than the total compensation of this median employee.

We identified this median employee as of December 31, 2021, by examining the 2021 W-2 (or equivalent) for all individuals, excluding our Chief Executive Officer, who were employed by us on December 31, 2021, the last day of our payroll year (whether employed on a full-time, part-time, or seasonal basis). For such employees, we did not make any assumptions, adjustments, or estimates with respect to total compensation, and we did not annualize the compensation for any employees that were not employed by us for all of 2021. For employees based and paid overseas, we converted their earnings to U.S. dollars using the average exchange rates between local currency and U.S. dollars. We calculated the 2021 total annual compensation of the median employee in accordance with the requirements of the executive compensation rules for the Summary Compensation Table (Item 402(c)(2)(x) of Regulation S-K).

We calculated the 2021 total annual compensation of this median employee in accordance with the requirements of the executive compensation rules for the Summary Compensation Table (Item 402(c)(2)(x) of Regulation S-K).

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” required by Item 401(b) of Regulation S-K and based on such review and discussions, has recommended to our Board that the foregoing “Compensation Discussion and Analysis” be included in this Proxy Statement.

Respectfully submitted, Dr. Judy Codding, Chair Guy W. Adams Douglas McEachern

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the Compensation Report above shall not be incorporated by reference into this proxy statement.

Executive Compensation

This section discusses the material components of the compensation program for our executive officers named in the Summary Compensation Table below.

Summary Compensation Table

The following table shows the compensation paid or accrued during the last three fiscal years ended December 31, 2021, to (i) Director Cotter, who has served as our principal executive officer, (ii) Mr. Avanes, who served as our principal financial officer, and (iii) the other three most highly compensated persons who served as executive officers in 2021.

The following table reflects executives are herein referred to as our “NEOs.

Named Executed Officers	Year	Salary ($)	Restricted Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compen-sation ($)	All Other Compensation ($)		Termination Benefit ($)	Total ($)
Ellen M. Cotter Chief Executive Officer and President	2021	600,000	400,000	--	600,000	2,580	(2)	--	1,602,580
	2020	550,000	628,000	--	--	12,358	(2)	--	1,190,358
	2019	551,000	314,000	314,000	--	12,800	(2)	--	1,191,800
Gilbert Avanes EVP, Chief Financial Officer and Treasurer	2021	340,000	195,000	--	170,000	11,600	(2)	--	716,600
	2020	340,000	150,000	--	--	11,400	(2)	--	501,400
	2019	275,000	37,500	37,500	--	14,087	(2)	--	364,087
Margaret Cotter EVP, Real Estate Mgmt & Development	2021	450,000	195,000	--	157,500	12,980	(2)	--	815,480
	2020	431,250	156,000	--	--	12,056	(2)	--	599,306
	2019	400,000	62,000	62,000	--	12,605	(2)	--	536,605
S. Craig Tompkins EVP, General Counsel	2021	437,750	195,000	--	153,212	20,920	(2)	--	806,882
	2020	437,750	156,000	--	--	19,174	(2)	--	612,924
	2019	425,000	62,500	62,500	--	18,250	(2)	--	568,250
Robert F. Smerling President, U.S. Cinemas	2021	412,200	195,000	--	144,270	2,220	(2)	--	753,690
	2020	412,200	156,000	--	--	7,971	(2)	--	576,171
	2019	400,200	62,500	62,500	--	7,215	(2)	--	532,415
(1)

 Stock awards granted as a component of the 2021, 2020 and 2019 annual incentive awards are reported in this column as 2021, 2020 and 2019 compensation, respectively, to reflect the applicable service period for such awards.  Amounts represent the aggregate grant date fair value of awards computed in accordance with ASC Topic 718.  The assumptions used in the valuation of these awards are discussed in Notes 15 to our consolidated financial statements.  For a discussion of the material terms of each outstanding stock award, see “Compensation Discussion and Analysis – Long-Term Incentives” and the table below entitled “Outstanding Equity Awards at Year Ended December 31, 2021.”

(2)Includes our matching employer contributions under our 401(k) Plan and the imputed tax of key person insurance.

Grants of Plan-Based Awards

The following table contains information concerning (i) potential payments under the Company’s compensatory arrangements when performance criteria under such arrangements were established by our Compensation Committee in the first quarter of 2021 (actual payouts are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation table) and (ii) stock awards granted to our NEOs for the year ended December 31, 2021:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Option Awards; Number of Securities Underlying (#)	Exercise or Base Price of Option Award ($/share)	Grant Date Fair Value of Stock and Option Awards ($) Threshold ($)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Ellen M. Cotter	Short-term Incentive PRSU RSU	4/5/2021 4/5/2021	275,000	551,000	826,000	NA	NA	NA	31,056 31,056	--	--	400,000
Gilbert Avanes	Short-term Incentive PRSU RSU	4/5/2021 4/5/2021	68,750	137,500	206,250	NA	NA	NA	7,570 22,710	--	--	195,000
Margaret Cotter	Short-term Incentive PRSU RSU	4/5/2021 4/5/2021	70,000	140,000	210,000	NA	NA	NA	7,570 22,710	--	--	195,000
S. Craig Tompkins	Short-term Incentive PRSU RSU	4/5/2021 4/5/2021	63,750	127,500	191,250	NA	NA	NA	7,570 22,710	--	--	195,000
Robert F. Smerling	Short-term Incentive PRSU RSU	4/5/2021 4/5/2021	70,035	140,070	210,105	NA	NA	NA	7,570 22,710	--	--	195,000

2020  Stock Incentive Plan

In March 2010, our Board adopted and the stockholders subsequently approved the 2010 Stock Incentive Plan (the “Original 2010 Plan”), which plan has expired pursuant to its terms. On November 4, 2020, our Board adopted the Reading International, Inc. 2020 Stock Plan  (our “2020 Stock Plan”), and recommended that the adoption of our 2020 Stock Plan be approved by our stockholders as required under listing rules of The Nasdaq Capital Market on which our shares are listed for trading.    Our 2020 Stock Plan was approved by our stockholders on December 8,  2020.  Our 2020 Stock Plan authorizes an aggregate of 1,250,000 shares of Class A Stock and 200,000 shares of Class B Stock for issuance under the plan, subject to adjustment as described below.  If any awards that were outstanding under the Original 2010 Plan as of the day before the date on which the Board approved the 2020 Stock Plan are subsequently forfeited or if the related shares are repurchased, a corresponding number of shares will automatically become available for issuance under the 2020 Stock Plan, thus resulting in an increase in the number of shares available for issuance under the 2020 Stock Plan. If all awards outstanding under the Original 2010 Plan as of the day before the date on which the Board approved the 2020 Stock Plan were forfeited, the maximum number of shares of Common Stock that may be issued pursuant to stock awards under the 2020 Stock Plan would be 2,274,902 shares of Class A Stock, and 200,000 shares of Class B Stock. As of October 26, 2022, 422,248 shares had been returned for issuance under our 2020 Stock Plan.  Consequently, a total of 730,886 shares are currently available for issuance under our 2020 Stock Plan.

Our Board adopted our 2020 Stock Plan to provide a means by which employees, directors and consultants of our Company and our affiliates may be given an opportunity to benefit from increases in value of our Common Stock, to assist in attracting and retaining the services of such persons, to bind the interests of eligible recipients more closely to our own interests by offering them opportunities to acquire Common Stock and to afford such persons stock-based compensation opportunities that are competitive with those afforded by similar businesses. All of our employees, directors and consultants are eligible to participate in our 2020 Stock Plan.

Our Board delegated administration of our 2020 Stock Plan to our Compensation Committee, and has delegated to our Chair the authority to grant awards to eligible persons who are not then subject to Section 16 of the Securities and Exchange Act of 1934 and are not “covered employees” as defined in our 2020 Stock Plan. With such delegated authority, our Compensation Committee has the power to construe and interpret our 2020 Stock Plan and to determine the persons to whom and the dates on which awards will be granted, what types or combinations of types of awards will be granted, the number of shares of Common Stock to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price or purchase price of each award, the types of consideration permitted to exercise or purchase each award and other terms of the awards.

In the event of a “Corporate Transaction” (as defined in our 2020 Stock Plan), any surviving or acquiring corporation may assume awards outstanding under our 2020 Stock Plan or may substitute similar awards. Unless the stock award agreement provides otherwise, in the event any surviving or acquiring corporation does not assume such awards or substitute similar awards, then the awards will terminate if not exercised at or prior to such event. Our 2020 Stock Plan provides that, in the event of a dissolution or liquidation of our Company, all outstanding awards under our 2020 Stock Plan will terminate prior to such event and shares of bonus stock and restricted stock subject to our Company’s repurchase option or to forfeiture may be repurchased by our Company or forfeited, notwithstanding whether the holder of such stock is still providing services to our Company.

All stock awards issued under our 2020 Stock Plan are subject to reduction, cancellation, forfeiture and recoupment to the extent necessary to comply with applicable law or the Nasdaq Listing Rules. An acceptance of a stock award under our 2020 Stock Plan is an agreement by the participant to be bound by any such laws or rules.

For a more detailed summary of our 2020 Stock Plan, and for a copy of the entire 2020 Stock Plan, see our “SEC Schedule 14A, Proxy Statement”, filed with the SEC on November 6, 2020.

Outstanding Equity Awards

The following table sets forth outstanding equity awards held by our NEOs as of December 31, 2021 under our 2020 Stock Plan and its predecessor:

		Stock Options					Restricted Stock Units
	Class	No. of Shares Underlying Unexercised Options Exercisable	No. of Shares Underlying Unexercised Options Unexercisable		Option Exercise Price ($)	Option Expiration Date	No. of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units that Have Not Vested (1)
				No. Of Common Shares Underlying Unexercised Unearned Options					No. of Unearned Common Shares That Have Not Vested	Market or Payout Value of Unearned Shares That Have Not Vested

Name
Ellen M. Cotter	A	47,493	--	--	$16.36	4/12/2023	--	--	--	--
	A	67,094	22,365 (2)	--	$16.14	3/14/2024	--	--	--	--
	A	--	--	--	--	--	4,863 (2)	$15,707	--	--
	A	--	--	--	--	--	25,674 (2)	$82.93	--	--
	A	--	--	--	--	--	51,349 (2)	$165,857	--	--
	A	--	--	--	--	--	23,292 (2)	$75,233	--	--
	A	--	--	--	--	--	31,056 (2)	$100,311	--	--
	A	--	--	--	--	--	47,962 (2)	$154,917	--	--
	A	--	--	--	--	--	47,961 (2)	$154,914	--	--
Gilbert Avanes	A	3,609	--	--	$16.44	4/11/2023	--	--	--	--
	A	8,036	2,679 (3)	--	$16.11	3/13/2024	--	--	--	--
	A	--	--	--	--	--	582 (3)	$1,880	--	--
	A	--	--	--	--	--	9,198 (3)	$29,710	--	--
	A	--	--	--	--	--	6,132 (3)	$19,806	--	--
	A	--	--	--	--		17,032 (3)	$55,013
	A						7,570 (3)	$24,451
	A						35,072 (3)	$113,283
	A	--	--	--	--	--	11,691 (3)	$37,762	--	--
Margaret Cotter	A	15,831	--	--	$16.36	4/12/2023	--	--	--	--
	A	13,355	4,451 (4)	--	$16.14	3/14/2024	--	--	--	--
	A	--	--	--	--	--	--	--	--	--
	A	--	--	--	--	--	968 (4)	$3,127	--	--
	A	--	--	--	--	--	9,566 (4)	$30,898	--	--
	A	--	--	--	--	--	6,377 (4)	$20,598
	A	--	--	--	--	--	17,032 (4)	$55,013
	A	--	--	--	--	--	7,570 (4)	$24,451	--	--
	A	--	--	--	--	--	35,072 (4)	$113,283
	A						11,691 (4)	$37,762
S. Craig Tompkins	A	19,921	--	--	$15.68	8/28/2022	--	--	--	--
	A	15,748	--	--	$16.44	4/11/2023	--	--	--	--
	A	13,393	4,464 (5)	--	$16.11	3/13/2024	--	--	--	--
	A	--	--	--	--	--	970 (5)	$3,133	--	--
	A	--	--	--	--	--	9,566 (5)	$30,898	--	--
	A	--	--	--	--	--	6,377 (5)	$20,598	--	--
	A	--	--	--	--	--	17,032 (5)	$55,013	--	--
	A	--	--	--	--	--	7,570 (5)	$24,451	--	--
	A	--	--	--	--	--	35,072 (5)	$113,283	--	--
	A	--	--	--	--	--	11,691 (5)	$37,762	--	--
Robert F. Smerling	A	15,748	--	--	$16.44	4/11/2023	--	--	--	--
	A	13,393	4,464 (6)	--	$16.11	3/13/2024	--	--	--	--
	A	--	--	--	--	--	--	--	--	--
	A	--	--	--	--	--	970 (6)	$3,133	--	--
	A	--	--	--	--	--	9,566 (6)	$30,898	--	--
	A	--	--	--	--	--	6,377 (6)	$20,598	--	--
	A	--	--	--	--	--	17,032 (6)	$55,013	--	--
	A	--	--	--	--	--	7,570 (6)	$24,451	--	--
	A	--	--	--	--	--	35,072 (6)	$113,283	--	--
	A						11,691 (6)	$37,762

(1)	Reflects the amount calculated by multiplying the number of unvested restricted shares by the closing price of our Common Stock as of October 26, 2022, or $3.23.
(2)	22,365 stock options will vest on March 14, 2023;

4,863 units of RSUs will vest on March 14, 2023;

12,837 units of RSUs will vest on March 10, 2023, and March 10, 2024;

51,349 units of PRSUs will vest on March 10, 2023;

7,764 units of RSUs will vest on April 5, 2023, April 5, 2024, and April 5, 2025;

31,056 units of PRSUs will vest on April 5, 2024;

11,991 units of RSUs will vest on April 18, 2023 and April 18, 2024. 11,990 units will vest on April 18, 2025 and April 18, 2026; and

47,961 units of PRSUs will vest on April 18, 2025.

(3)	2,678 stock options will vest on March 13, 2023;

582 units of RSUs will vest on March 13, 2023;

4,599 units of RSUs will vest on March 10, 2023 and March 10, 2024;

6,132 units of PRSUs will vest on March 10, 2023;

5,678 units of RSUs will vest on April 5, 2023.  5,677 units will vest on April 5, 2024 and April 5, 2025;

7,570 units of PRSUs will vest on April 5, 2024;

8,768 units of RSUs will vest on April 18, 2023, April 18, 2024, April 18, 2025; and April 18, 2026; and

11,691 units of PRSUs will vest on April 18, 2025.

(4)	4,451 stock options will vest on March 14, 2023;

968 units of RSUs will vest on March 14, 2023;

4,783 units of RSUs will vest on March 10, 2023 and March 10, 2024;

6,377 units of PRSUs will vest on March 10, 2023;

5,678 units of RSUs will vest on April 5, 2023.  5,677 units will vest on April 5, 2024 and April 5, 2025;

7,570 units of PRSUs will vest on April 5, 2024;

8,768 units of RSUs will vest on April 18, 2023, April 18, 2024, April 18, 2025; and April 18, 2026; and

11,691 units of PRSUs will vest on April 18, 2025.

(5)	4,464 stock options will vest on March 13, 2023;

970 units of RSUs will vest on March 13, 2023;

4,783 units of RSUs will vest on March 10, 2023 and March 10, 2024;

6,377 units of PRSUs will vest on March 10, 2023;

5,678 units of RSUs will vest on April 5, 2023.  5,677 units will vest on April 5, 2024 and April 5, 2025;

7,570 units of PRSUs will vest on April 5, 2024;

8,768 units of RSUs will vest on April 18, 2023, April 18, 2024, April 18, 2025; and April 18, 2026; and

11,691 units of PRSUs will vest on April 18, 2025.

(6)	4,464 stock options will vest on March 13, 2023;

970 units of RSUs will vest on March 13, 2023;

4,783 units of RSUs will vest on March 10, 2023 and March 10, 2024;

6,377 units of PRSUs will vest on March 10, 2023;

5,678 units of RSUs will vest on April 5, 2023.  5,677 units will vest on April 5, 2024 and April 5, 2025;

7,570 units of PRSUs will vest on April 5, 2024;

8,768 units of RSUs will vest on April 18, 2023, April 18, 2024, April 18, 2025; and April 18, 2026; and

11,691 units of PRSUs will vest on April 18, 2025.

Option Exercises and Stock Vested

The following table contains information for our NEOs concerning the option awards that were exercised and stock awards that vested during the year ended December 31, 2021:

		Option Awards		Stock Awards
Name	Class	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)
Ellen M. Cotter	A	--	--	29,707	192,717
Gilbert Avanes	A	--	--	10,864	63,487
Margaret Cotter	A	--	--	12,629	75,802
S. Craig Tompkins	A	--	--	12,863	76,952
Robert F. Smerling	A	--	--	12,863	76,952

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2021, a summary of certain information related to our equity incentive plans under which our equity securities are authorized for issuance:

Equity compensation plans approved by security holders (1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans
Stock Options	384,189(2)	15.38	--
Restricted Stock Units	--	--	1,427,600(3)
Total	384,189	15.38	1,427,600

(1)Our 2010 Stock Plan and 2020 Stock Plan.

(2)Represents outstanding stock option awards only.

(3)Our 2020 Stock Plan permits the awards of incentive stock options, non-statutory stock options, stock bonuses, rights to acquire restricted stock, stock appreciation rights (“SARs”), PRSUs and RSUs. The total number reflected here relates to all types of these awards, even though at the present time, our Compensation Committee is only awarding RSUs and PRSUs. That can change in the discretion of our Compensation Committee or our Board.

Potential Payments upon Termination of Employment or Change in Control

The following paragraphs provide information regarding potential payments to each of our NEOs in connection with certain termination events, including a termination related to a change of control of the Company, as of December 31, 2021:

Certain Retirement Benefits.  Robert F. Smerling and S. Craig Tompkins are entitled to certain retirement benefits as described above under the caption “Other Elements of Compensation, Other Retirement Plans.”

Option and RSU and PRSU Grants.  All long-term incentive awards are subject to other terms and conditions set forth in the 2010 Stock Plan, the 2020 Stock Plan and award grants.  In addition, individual grants include certain accelerated vesting provisions.  In the case of employees, the accelerated vesting will be triggered upon (i) the award recipient’s death or disability, (ii) certain corporate transactions in which the awards are not replaced with substantially equivalent awards, or (iii) upon termination without cause or for “good reason” within twenty-four months of a change of control, or a corporate transaction where equivalent awards have not been substituted.  RSUs issued to our non-employee Directors provide for acceleration immediately upon a change of control.

Except as described above, no other NEOs currently have employment agreements or other arrangements providing benefits upon termination or a change of control.  The table below shows the maximum benefits that would be payable to each person listed above in the event of such person’s termination without cause or termination in connection with a change in control, if such events occurred on December 31, 2021, assuming the transaction took place on December 31, 2021, at a price equal to the closing price of the Class A stock, which was of $3.98.

	Payable on upon Termination without Cause ($)				Payable on upon Termination in Connection with a Change in Control ($)			Payable upon Retirement ($)
Name	Severance Payments	Value of Vested Stock Awards	Value of Vested Option Awards(1)	Value of Health Benefits	Severance Payments	Value of Vested Stock Awards (1)	Value of Vested Stock Options (1)	Benefits Payable under Retirement Plans
Ellen M. Cotter	--	--	--	--	--	937,914	--	--
Gilbert Avanes	--	--	--	--	--	352,599	--	--
Margaret Cotter	--	--	--	--	--	356,635	--	--
S. Craig Tompkins	--	--	--	--	--	356,643	--	330,561(2)
Robert F. Smerling	--	--	--	--	--	356,643	--	483,538(3)

(1)

Reflects the amount calculated by multiplying the number of unvested options and restricted shares by the closing price of our Common Stock as of December 31, 2021, or $4.04. Accelerated vesting is triggered upon (i) the award recipient’s death or disability, (ii) certain corporate transactions in which the awards are not replaced with substantially equivalent awards, or (iii) upon termination without cause or resignation for “good reason” within twenty-four months of a change of control, or a corporate transaction where equivalent awards have been substituted.

(2)

Tompkins’s one-time retirement benefit is a single year payment based on the average of the two highest total cash compensation (base salary plus cash bonus) years paid to Mr. Tompkins in the most recently completed five-year period, reduced by the retirement benefit paid to Mr. Tompkins from the Craig Corporation Key Personnel Retirement Plan in the amount of $197,060.  The figure quoted in the table represents the average of total compensation paid for years 2017 and 2018.

(3)

Mr. Smerling’s one-time retirement benefit is a single year payment based on the average of the two highest total cash compensation (bash salary plus cash bonus) years paid to Mr. Smerling in the most recently completed five-year period.  The figure quoted in the table represents the average of total compensation paid for years 2018 and 2021.

Employment Agreements

As of December 31, 2021, our NEOs had no employment agreements in place.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The members of our Audit Committee are Directors Douglas McEachern, who serves as Chair, Dr. Judy Codding and Michael Guy W. Adams.  Management presents all potential related party transactions to the Audit Committee for review.  Our Audit Committee reviews whether a given related party transaction is beneficial to our Company and approves or bars the transaction after a thorough analysis.  Only Committee members disinterested in the transaction in question participate in the determination of whether the transaction may proceed.  See the discussion entitled “Review, Approval or Ratification of Transactions with Related Persons” for additional information regarding the review process.

Sutton Hill Capital

In 2001, we entered into a transaction with Sutton Hill Capital, LLC ("SHC") regarding the master leasing, with certain options to purchase the underlying ground lease interests, of four cinemas located in Manhattan including our current Village East and Cinemas 1, 2, 3 theatres. In connection with that transaction, we also agreed (i) to lend certain amounts to SHC to provide liquidity in its investment, pending our determination of whether or not to exercise our option to purchase and (ii) to manage the 86th Street Cinema on a fee basis. SHC is a limited liability company owned in equal shares by the Cotter Estate and a third party.

As previously reported, over the years, we sold our interests in two of the cinemas subject to that master lease to third parties and acquired the fee interest in the land underlying the Cinemas 1, 2, 3. The lease underlying the 86th Street Cinema expired in 2019, and that cinema has been closed. Accordingly, the Village East is the only cinema that remains subject to the master lease. As the land underlying the Village East is owned by a third party, our relationship with SHC is that of a subtenant. Our rent paid to SHC for that cinema has been fixed at $590,000 for each of the past three years. However, due to the COVID-19 pandemic, the Village East was closed for most of 2020, and the rent commencing in April 2020 was deferred with respect to the remainder of 2020 and for the first quarter of 2021. Following a mutual agreement, we paid this deferred amount to SHC on July 1, 2021. During the fiscal years 2019 through 2021, we received management fees from the 86th Street Cinema of $45,000, $0 and $0, respectively.

In 2005, we acquired (i) from a third party, the fee interest in the land underlying the Cinemas 1, 2, 3 and (ii) from SHC, its interest in the ground lease estate underlying and the improvements constituting the Cinemas 1, 2, 3. In connection with that transaction, we granted to SHC an option to acquire at our cost a 25% interest in the special purpose entity, Sutton Hill Properties, LLC ("SHP"), formed to acquire these fee, leasehold and improvements interests. On June 28, 2007, SHC exercised this option, paying $3.0 million and assuming a proportionate share of SHP's liabilities. Since the acquisition by SHC of its 25% interest, SHP has covered its operating costs and debt service through (i) cash flow from the Cinemas 1, 2, 3, (ii) borrowings from third parties, and (iii) pro-rata contributions from the members. We manage the Cinemas 1, 2, 3, pursuant to a management agreement described below.

Our master lease of the Village East has been extended from time to time, most recently to September 1, 2025. On August 28, 2019, we exercised our option under the master lease to acquire SHC’s interest in the ground lease underlying that master lease for $5.9 million. That option was originally scheduled to close on May 31, 2021, but that closing has now been extended to July 1, 2024. We recorded the Village East Cinema building as a property asset of $4.7 million on our balance sheet based on the cost carry-over basis from an entity under common control with a corresponding capital lease liability of $5.9 million presented under other liabilities.

In 2015, we and SHP entered into an amendment to the management agreement dated as of June 27, 2007 governing the management of the Cinemas 1,2,3. The amendment, which was retroactive to December 1, 2014, memorialized our undertaking to SHP to fund approximately $750,000 (the "Renovation Funding Amount") of renovations to Cinemas 1, 2, 3. In consideration of our funding of the renovations, our annual management fee was increased commencing January 1, 2015 by an amount equivalent to 100% of any incremental positive cash flow of Cinemas 1, 2, 3 over the average annual positive cash flow of the Cinemas 1, 2, 3 over the three-year period ended December 31, 2014 (not to exceed a cumulative aggregate amount equal to the Renovation Funding Amount), plus a 15% cash-on-cash return on the balance outstanding from time to time of the Renovation Funding Amount, payable at the time of the payment of the annual management fee (the "Improvements Fee"). Under the amended management agreement, we retained ownership of (and any right to depreciate) any furniture, fixtures and equipment purchased by us in connection with such renovation and the right (but not the obligation) to remove all such furniture, fixtures and equipment (at our own cost and expense) from the Cinemas 1, 2, 3 upon the termination of the management agreement. The amendment also provided that, during the term of the management agreement, SHP will be responsible for the cost of repair and maintenance of the renovations. In 2019 and 2018 we charged Improvements Fees of $96,000 and $425,000. Our management fees calculated, which include Improvements Fees, for 2021, 2020, and 2019 were $50,000, $147,000, and $161,000, respectively.

On November 6, 2020, we and SHP further amended the management agreement to terminate the Improvements Fee in consideration of a one-time payment to us of $112,500, and the reimbursement in full of the Renovation Funding Amount and transferred to SHC all of our ownership rights in the renovation assets.

On August 31, 2016, we secured a three-year, $20.0 million mortgage loan with Valley National Bank. On March 13, 2020, we refinanced the loan to $25.0 million to mature on April 1, 2022, with two six-month options to extend through April 1, 2023. We executed the first extension option on March 3, 2022, taking the maturity to October 1, 2022. The Valley National Loan has been guaranteed by our Company and an environmental indemnity has been provided by our Company. SHC has agreed to indemnify our Company to the extent of 25% of any loss incurred by our Company with respect to any such guarantee and/or indemnity (a percentage reflecting SHC's membership interest in SHP).

On October 1, 2020, SHP made a distribution of $1.0 million, paying $750,000 to our Company and $250,000 to SHC. During the period March 1, 2021, to March 5, 2021, SHP loaned our Company the amount of $2.0 million, which has been fully repaid together with interest of $1,181 (representing an interest rate of 4.5%).

Live Theater Play Investment

From time to time, our officers and Directors may invest in plays that lease our live theatres.  The play STOMP has been playing in our Orpheum Theatre since prior to the time we acquired the theatre in 2001.  The Cotter Estate and a third party own an approximately 5% interest in that play, an interest that they have held since prior to our acquisition of the theatre.

Shadow View Land and Farming, LLC

During 2012, Mr. Cotter, Sr., our former Chair, Chief Executive Officer and controlling stockholder, contributed $2.5 million of cash and $255,000 of his 2011 bonus as his 50% share of the purchase price of an approximately 202-acre parcel of undeveloped land in Coachella, California and to cover his 50% share of certain costs associated with that acquisition. This land was held in Shadow View Land and Farming, LLC ("Shadow View"), which is owned 50% by our Company, and which is accounted for as a consolidated subsidiary of our Company. The other 50% interest in Shadow View is owned by the Cotter Estate. We are the managing member of Shadow View, with oversight provided by our Audit and Conflicts Committee. These services have been provided without compensation.

As managing member, we have from time to time made capital contributions to Shadow View and have funded on an interim basis certain operating and other costs. Our capital contributions have been matched by the Cotter Estate, and the Cotter Estate has, upon billing, paid its 50% share of all such interim costs.

On March 5, 2021, Shadow View sold this land for $11.0 million, and distributed the net proceeds to its members, including the Company, and is currently in the process of being wound up and liquidated.

Review, Approval or Ratification of Transactions with Related Persons

Our Audit Committee has adopted a written charter, which includes responsibility for approval of "Related Party Transactions."  Under its charter, our Audit Committee performs the functions of the "Conflicts Committee" of our Board and is delegated responsibility and authority by our Board to review, consider and negotiate, and to approve or disapprove on behalf of the Company the terms and conditions of any and all Related Party Transactions (defined below) with the same effect as though such actions had been taken by our full Board.  Any such matter requires no further action by our Board to be binding upon the Company, except in the case of matters that, under applicable Nevada law, cannot be delegated to a committee of our Board and must be determined by our full Board.  In those cases where the authority of our Board cannot be delegated, the Audit Committee nevertheless provides its recommendation to our full Board.

As used in our Audit Committee's Charter, the term "Related Party Transaction" means any transaction or arrangement between the Company on one hand, and on the other hand (i) any one or more directors, executive officers or stockholders holding more than 5% of the voting power of the Company (or any spouse, parent, sibling or heir of any such individual), or (ii) any one or more entities under common control with any one of such persons, or (iii) any entity in which one or more such persons holds more than a 10% interest.  Related Party Transactions do not include matters related to employment or employee compensation related issues.

The charter provides that our Audit Committee review transactions subject to the policy and determines whether or not to approve or ratify those transactions.  In doing so, our Audit Committee takes into account, among other factors it deems appropriate:

•	the approximate dollar value of the amount involved in the transaction and whether the transaction is material to us;
•	whether the terms are fair to us, have resulted from arm's length negotiations and are on terms at least as favorable as would apply if the transaction did not involve a related person;
•	the purpose of, and the potential benefits to us of, the transaction;
•	whether the transaction was undertaken in our ordinary course of business;
•

the related person's interest in the transaction, including the approximate dollar value of the amount of the related person's interest in the transaction without regard to the amount of any profit or loss;

•	required public disclosure, if any; and
•

any other information regarding the transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Summary of Principal Accounting Fees for Professional Services Rendered

Our independent public accountants, Grant Thornton LLP, have audited our financial statements for the fiscal year ended December 31, 2021, and are expected to have a representative present at the 2022 Annual Meeting of Stockholders, who will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

Audit Fees

The aggregate fees for professional services for the audit of our financial statements, audit of internal controls related to the Sarbanes-Oxley Act, and the reviews of the financial statements included in our Form 10-K and Forms 10-Q provided by Grant Thornton LLP for 2021 and 2020, was approximately $1,208,000 and $1,037,000,  respectively.

Audit-Related Fees

Grant Thornton LLP did not provide us any audit related services for 2021 and 2020.

Tax Fees

Grant Thornton LLP did not provide us any professional services for tax compliance, tax advice, or tax planning in 2021 or 2020.

All Other Fees

Grant Thornton LLP did not provide us any services for 2021 or 2020, other than as set forth above.

Pre-Approval Policies and Procedures

Our Audit Committee must pre-approve, to the extent required by applicable law, all audit services and permissible non-audit services provided by our independent registered public accounting firm, except for any de minimis non-audit services.  Non-audit services are considered de minimis if (i) the aggregate amount of all such non-audit services constitutes less than 5% of the total amount of revenues we paid to our independent registered public accounting firm during the fiscal year in which they are provided; (ii) we did not recognize such services at the time of the engagement to be non-audit services; and (iii) such services are promptly submitted to our Audit Committee for approval prior to the completion of the audit by our Audit Committee or any of its members who has authority to give such approval.  Our Audit Committee pre-approved all services provided to us by Grant Thornton LLP for 2021 and 2020.

STOCKHOLDER COMMUNICATIONS

Annual Report

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including Amendment No. 1 on Form 10-K/A to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 are both available free of charge at https://investor.readingrdi.com/financials/annual-reports/default.aspx and at www.envisionreports.com/RDI.

Stockholder Communications with Directors

It is the policy of our Board that any communications sent to the attention of any one or more of our Directors in care of our executive offices will be promptly forwarded to such Directors.  Such communications will not be opened or reviewed by any of our officers or employees, or by any other Director, unless they are requested to do so by the addressee of any such communication.  Likewise, the content of any telephone messages left for any one or more of our Directors (including call-back number, if any) will be promptly forwarded to that Director.

Stockholder Proposals and Director Nominations

Any stockholder who, in accordance with and subject to the provisions of the proxy rules of the SEC, wishes to submit a proposal for inclusion in our Proxy Statement for our 2023 Annual Meeting of Stockholders, must deliver such proposal in writing to the Annual Meeting Secretary at the address of our Company’s principal executive offices at 189 Second Avenue, Suite 2S, New York, New York 10003.  Unless we change the date of our 2023 annual meeting by more than 30 days from the anniversary of our 2022 Annual Meeting, such written proposal must be delivered to us no later than July 7, 2023, to be considered timely.  If our 2023 Annual Meeting is not held within 30 days of the anniversary of our 2022 Annual Meeting, to be considered timely, stockholder proposals must be received no later than ten days after the earlier of (a) the date on which notice of the 2023 Annual Meeting is mailed, or (b) the date on which the Company publicly discloses the date of the 2023 Annual Meeting, including disclosure in an SEC filing or through a press release.

Under our governing documents and applicable Nevada law, our Class B Stockholders may also directly submit a proposal or nominate a director candidate from the floor at any meeting of our stockholders held at which Directors are to be elected.  Such floor proposal or nomination may be made at our virtual 2023 Annual Meeting by of our Class B Stockholders using the Meeting Text Function.  See the discussion above under the Caption: “How will the meeting be conducted and how do I participate?”

OTHER MATTERS

We do not know of any other matters to be presented for consideration other than the proposals described above, but if any matters are properly presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their judgment.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

As permitted by the Exchange, under a procedure called “householding”, only one copy of the proxy materials is being delivered to our stockholders residing at the same address, unless such stockholders have notified us of their desire to receive multiple copies of the proxy materials.

We will promptly deliver without charge, upon oral or written request, a separate copy of the proxy materials to any stockholder residing at an address to which only one copy was mailed.  Requests for additional copies should be directed to our Corporate Secretary by telephone at (212)  871-6840 or by mail to Corporate Secretary, Reading International, Inc., 189 Second Avenue, Suite 2S, New York, New York 10003. Questions may also be submitted to us in advance via email at 2022AnnualMeeting@ReadingRDI.com.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the proxy materials, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of the proxy materials for your household, please contact the Corporate Secretary as described above. Stockholders residing at the same address and currently receiving only one copy of the proxy materials may contact the Corporate Secretary as described above to request multiple copies of the proxy materials in the future.

By Order of the Board of Directors, ____________________ Margaret Cotter Chair of the Board November 4, 2022